                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.2


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                                  $375,000,000

                                CREDIT AGREEMENT

                                      among

                           ROUNDY'S ACQUISITION CORP.,

                                 ROUNDY'S, INC.,

                                  as Borrower,

                               The Several Lenders

                        from Time to Time Parties Hereto,

                      BEAR STEARNS CORPORATE LENDING INC.,

                            as Administrative Agent,

                       CANADIAN IMPERIAL BANK OF COMMERCE,

                              as Syndication Agent

                              BANK ONE, WISCONSIN,

        COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK
                          NEDERLAND", NEW YORK BRANCH,

                       LASALLE BANK NATIONAL ASSOCIATION,

                             ASSOCIATED BANK, N.A.,

                         HARRIS TRUST AND SAVINGS BANK,

                           M&I MARSHALL & ILSLEY BANK,

                        U.S. BANK, NATIONAL ASSOCIATION,

                             as Documentation Agents

                            Dated as of June 6, 2002

--------------------------------------------------------------------------------

       BEAR, STEARNS & CO. INC., as Sole Lead Arranger and Sole Bookrunner

                                TABLE OF CONTENTS

                                                                                                              Page
SECTION 1. DEFINITIONS.................................................................................          1

     1.1.   Defined Terms..............................................................................          1
     1.2.   Other Definitional Provisions..............................................................         25

SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS........................................................         25

     2.1.   Term Commitments...........................................................................         25
     2.2.   Procedure for Term Loan Borrowing..........................................................         25
     2.3.   Repayment of Term Loans....................................................................         26

SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS...................................................         26

     3.1.   Revolving Commitments......................................................................         26
     3.2.   Procedure for Revolving Loan Borrowing.....................................................         26
     3.3.   Swingline Commitment.......................................................................         27
     3.4.   Procedure for Swingline Borrowing; Refunding of Swingline Loans............................         27
     3.5.   Commitment Fees, etc.......................................................................         29
     3.6.   Termination or Reduction of Revolving Commitments..........................................         29
     3.7.   L/C Commitment.............................................................................         29
     3.8.   Procedure for Issuance of Letter of Credit.................................................         30
     3.9.   Fees and Other Charges.....................................................................         30
     3.10.  L/C Participations.........................................................................         30
     3.11.  Reimbursement Obligation of the Borrower...................................................         31
     3.12.  Obligations Absolute.......................................................................         32
     3.13.  Letter of Credit Payments..................................................................         32
     3.14.  Applications...............................................................................         32

SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS
           AND LETTERS OF CREDIT.......................................................................         33

     4.1.   Optional Prepayments.......................................................................         33
     4.2.   Mandatory Prepayments and Commitment Reductions............................................         33
     4.3.   Conversion and Continuation Options........................................................         34
     4.4.   Limitations on Eurodollar Tranches.........................................................         35
     4.5.   Interest Rates and Payment Dates...........................................................         35
     4.6.   Computation of Interest and Fees...........................................................         36
     4.7.   Inability to Determine Interest Rate.......................................................         36
     4.8.   Pro Rata Treatment and Payments............................................................         37
     4.9.   Requirements of Law........................................................................         38
     4.10.  Taxes......................................................................................         39
     4.11.  Indemnity..................................................................................         41
     4.12.  Change of Lending Office...................................................................         41
     4.13.  Replacement of Lenders.....................................................................         41

     4.14.  Evidence of Debt...........................................................................        42
     4.15.  Illegality.................................................................................        43

SECTION 5. REPRESENTATIONS AND WARRANTIES..............................................................        43

     5.1.   Financial Condition........................................................................        43
     5.2.   No Change..................................................................................        44
     5.3.   Corporate Existence; Compliance with Law...................................................        44
     5.4.   Corporate Power; Authorization; Enforceable Obligations....................................        44
     5.5.   No Legal Bar...............................................................................        45
     5.6.   Litigation.................................................................................        45
     5.7.   No Default.................................................................................        45
     5.8.   Ownership of Property; Liens...............................................................        45
     5.9.   Intellectual Property......................................................................        45
     5.10.  Taxes......................................................................................        45
     5.11.  Federal Regulations........................................................................        46
     5.12.  Labor Matters..............................................................................        46
     5.13.  ERISA......................................................................................        46
     5.14.  Investment Company Act; Other Regulations..................................................        46
     5.15.  Subsidiaries...............................................................................        46
     5.16.  Use of Proceeds............................................................................        47
     5.17.  Environmental Matters......................................................................        47
     5.18.  Accuracy of Information, etc...............................................................        48
     5.19.  Security Documents.........................................................................        48
     5.20.  Solvency...................................................................................        49
     5.21.  Senior Indebtedness........................................................................        49
     5.22.  Regulation H...............................................................................        49
     5.23.  Certain Documents..........................................................................        49

SECTION 6. CONDITIONS PRECEDENT........................................................................        49

     6.1.   Conditions to Initial Extension of Credit..................................................        49
     6.2.   Conditions to Each Extension of Credit.....................................................        54

SECTION 7. AFFIRMATIVE COVENANTS.......................................................................        54

     7.1.   Financial Statements.......................................................................        54
     7.2.   Certificates; Other Information............................................................        55
     7.3.   Payment of Obligations.....................................................................        56
     7.4.   Maintenance of Existence; Compliance.......................................................        56
     7.5.   Maintenance of Property; Insurance.........................................................        57
     7.6.   Inspection of Property; Books and Records; Discussions.....................................        57
     7.7.   Notices....................................................................................        57
     7.8.   Environmental Laws.........................................................................        58
     7.9.   Additional Collateral, etc.................................................................        58
     7.10.  Further Assurances.........................................................................        60

SECTION 8. NEGATIVE COVENANTS..........................................................................          60

     8.1.   Financial Condition Covenants..............................................................          60
     8.2.   Indebtedness...............................................................................          62
     8.3.   Liens......................................................................................          64
     8.4.   Fundamental Changes........................................................................          66
     8.5.   Disposition of Property....................................................................          67
     8.6.   Restricted Payments........................................................................          67
     8.7.   Capital Expenditures.......................................................................          69
     8.8.   Investments................................................................................          69
     8.9.   Optional Payments and Modifications of Certain Debt Instruments............................          72
     8.10.  Transactions with Affiliates...............................................................          73
     8.11.  Sales and Leasebacks.......................................................................          73
     8.12.  Changes in Fiscal Periods..................................................................          74
     8.13.  Negative Pledge Clauses....................................................................          74
     8.14.  Clauses Restricting Subsidiary Distributions...............................................          74
     8.15.  Lines of Business..........................................................................          75
     8.16.  Amendments to Share Exchange Documents.....................................................          75

SECTION 9. EVENTS OF DEFAULT...........................................................................          75


SECTION 10. THE AGENTS.................................................................................          79

     10.1.  Appointment................................................................................          79
     10.2.  Delegation of Duties.......................................................................          80
     10.3.  Exculpatory Provisions.....................................................................          80
     10.4.  Reliance by Agents.........................................................................          80
     10.5.  Notice of Default..........................................................................          81
     10.6.  Non-Reliance on Agents and Other Lenders...................................................          81
     10.7.  Indemnification............................................................................          81
     10.8.  Agent in Its Individual Capacity...........................................................          82
     10.9.  Successor Administrative Agent.............................................................          82
     10.10. Agents Generally...........................................................................          83
     10.11. The Lead Arranger..........................................................................          83

SECTION 11. MISCELLANEOUS..............................................................................          83

     11.1.  Amendments and Waivers.....................................................................          83
     11.2.  Notices....................................................................................          84
     11.3.  No Waiver; Cumulative Remedies.............................................................          85
     11.4.  Survival of Representations and Warranties.................................................          86
     11.5.  Payment of Expenses and Taxes..............................................................          86
     11.6.  Successors and Assigns; Participations and Assignments.....................................          87
     11.7.  Adjustments; Set-off.......................................................................          89
     11.8.  Counterparts...............................................................................          90
     11.9.  Severability...............................................................................          90

     11.10. Integration................................................................................          90
     11.11. GOVERNING LAW..............................................................................          90
     11.12. Submission To Jurisdiction; Waivers........................................................          90
     11.13. Acknowledgments............................................................................          91
     11.14. Releases of Guarantees and Liens...........................................................          91
     11.15. Confidentiality............................................................................          92
     11.16. WAIVERS OF JURY TRIAL......................................................................          92

ANNEX:
A            Pricing Grid

SCHEDULES:

1.1A         Commitments
1.1B         Mortgaged Property
3.7          Existing Letters of Credit
5.6          Litigation
5.15         Subsidiaries
5.19(a)      UCC Filing Jurisdictions
5.19(b)      Mortgage Filing Jurisdictions
8.2(d)       Existing Indebtedness
8.3(f)       Existing Liens
8.8          Investments
8.10         Affiliate Contracts
8.13         Negative Pledge Agreements
8.14         Restrictions on Subsidiary Distributions


EXHIBITS:

A            Form of Guarantee and Collateral Agreement
B            Form of Compliance Certificate
C            Form of Closing Certificate
D            Form of Mortgage
E            Form of Assignment and Acceptance
F-1          Form of Legal Opinion of Kirkland & Ellis
F-2          Form of Legal Opinion of Whyte Hirshboeck Dudek S.C. and
             Vorys, Sater, Seymour & Pease LLP
G            Form of Exemption Certificate
H-1          Form of Term Note
H-2          Form of Revolving Note
H-3          Form Swing Line Note

                  CREDIT AGREEMENT, dated as of June 6, 2002, among ROUNDY'S ACQUISITION CORP., a Delaware corporation ("Holdings"), ROUNDY'S, INC., a Wisconsin corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), BEAR, STEARNS & CO. INC., as sole lead arranger and sole bookrunner (in such capacity, the "Lead Arranger"), BEAR STEARNS CORPORATE LENDING INC., as administrative agent (in such capacity, the "Administrative Agent"), CANADIAN IMPERIAL BANK OF COMMERCE, as syndication agent (in such capacity, the "Syndication Agent"), and the institutions listed on the cover page, as documentation agents (in such capacity, the "Documentation Agents").

                              W I T N E S S E T H:

                  WHEREAS, Willis Stein & Partners III, L.P. ("WSP"), together with certain of its affiliates and related partners and investors (WSP and such affiliates, partners and investors, the "Sponsor") and certain other investors and management (together with the Sponsor, the "Equity Investors"), have, through Holdings, agreed to acquire (the "Share Exchange") all of the capital stock of the Borrower for total consideration of approximately $759,500,000 pursuant to the Share Exchange Agreement dated as of April 8, 2002 between Holdings and the Borrower (as amended from time to time, the "Share Exchange Agreement"). The Borrower will become a wholly-owned subsidiary of Holdings, and substantially all the existing indebtedness of the Borrower and its subsidiaries will be terminated and repaid (other than up to $13,900,000 of certain assumed indebtedness for borrowed money) (the foregoing transactions described in this paragraph, the "Transaction").

                  WHEREAS, Holdings intends to finance the Transaction and the related premiums, costs, fees and expenses from the following sources: (a) not less than $314,500,000 in common and preferred equity issued by Holdings to the Equity Investors (the "Equity"), (b) approximately $250,000,000 in borrowings under the $375,000,000 senior secured credit facilities to be made available to the Borrower pursuant to this Agreement, which are comprised of a $250,000,000 term loan facility and a $125,000,000 revolving credit facility, (c) $225,000,000 in cash proceeds from the issuance by the Borrower of the Senior Subordinated Notes in a public offering or Rule 144A private placement and (d) the assumption of up to $13,900,000 of certain existing Indebtedness of the Borrower.

                  The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "Acquired Person": as to any Person, any other Person (i) all of the Capital Stock of which is owned by such Person and (ii) which is consolidated with such Person in accordance with GAAP.

                  "Acquisition": as to any Person, the acquisition by such Person of (a) Capital Stock of any other Person in related, complementary or ancillary line of business as such Person if, after giving effect to the acquisition of such Capital Stock, such other Person would be (i) an

Acquired Person of such Person and (ii) a Subsidiary Guarantor, (b) all or substantially all of the assets of any other Person in related, complementary or ancillary line of business as such Person or (c) assets constituting one or more business units of any other Person used in related, complementary or ancillary line of business as such Person.

                  "Additional Acquisition Extension of Credit": any Additional Extension of Credit the proceeds of which are used to finance an Acquisition permitted under Section 8.8(i).

                  "Additional Extension of Credit": as defined in Section 11.1.

                  "Adjustment Date":  as defined in the Pricing Grid.

                  "Administrative Agent": as defined in the preamble to this Agreement.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Administrative Agent, the Lead Arranger, the Syndication Agent and the Documentation Agents, which term shall include, for purposes of Section 10 only, the Issuing Lender.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                               Base Rate Loans     Eurodollar Loans
         Revolving Loans and Swingline Loans       2.00%               3.00%
         Term Loans                                1.50%               2.50%

; provided, that, on and after the first Adjustment Date (as defined in the Pricing Grid) occurring after the date which is six months after the Closing Date, the Applicable Margin with respect to Revolving Loans and Swingline Loans will be determined pursuant to the Pricing Grid.

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Approved Fund": with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (d), (e), (g), (h), (i), or (j) of Section 8.5) that yields gross proceeds to Holdings, the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

                  "Assignee": as defined in Section 11.6(c).

                  "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit E.

                  "Assignor": as defined in Section 11.6(c).

                  "Available Revolving Commitment": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Commitment pursuant to Section 3.5, the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

                  "Benefited Lender": as defined in Section 11.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble to this Agreement.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Business": as defined in Section 5.17(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries but excluding any such expenditure: (i) which is financed with the Net Cash Proceeds of a Recovery Event as permitted by Section 4.2(b); (ii) relating to the purchase price of an Acquisition or an Investment permitted under Section 8.8; (iii) made by Holdings, the Borrower or any Subsidiary Guarantor as a tenant to finance leasehold improvements, to the extent such expenditures are reimbursed by the landlord; (iv) to effect any Sale and Leaseback Transactions permitted under
Section 8.11; (v) that is financed with the proceeds of a Disposition permitted by Section 8.5(a) and 8.5(f); and (vi) which is financed with the Net Cash Proceeds of Excluded Sponsor Capital Stock; provided, that any Capital Expenditures incurred in reliance on this clause (vi), together with aggregate consideration of any Investments made in reliance on Section 8.8(r) and any purchases made in reliance on the final proviso of Section 8.6(b), shall not exceed in the aggregate $25,000,000.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) U.S. Dollars; (b) securities issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within twelve months from the date of acquisition; (c) certificates of deposit, time or demand deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and a Thomson Bank Watch Rating of at least B; (d) commercial paper of an issuer rated no lower than P-2 by Standard & Poor's Rating Services ("S&P") or A-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within twelve months from the date of acquisition; (e) repurchase obligations of any Lender, any commercial bank satisfying the requirements of clause (c) of this definition or recognized securities dealer having combined capital and surplus of not less than $500,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (b) or (c) above; (f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) having one of the two highest rating categories obtainable from either Moody's or S&P; (g) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c) of this definition; or (h) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (g) of this definition.

                  "Closing Date": the date on which the conditions precedent set forth in Section 6.1 shall have been satisfied or waived (in accordance with Section 11.1), which date is June 6, 2002.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": as to any Lender, the sum of the Term Commitment and the Revolving Commitment of such Lender.

                  "Commitment Allocation Notice": as to any Lender, the notice to such Lender from the Administrative Agent countersigned by such Lender and acknowledged by the Borrower, setting forth such Lender's Commitment on the Closing Date.

                  "Commitment Fee Rate": (a) with respect to each day during the Revolving Commitment Period on which the Utilization Percentage is at any time less than or equal to 50%, 0.75% per annum or (b) with respect to all other days during the Revolving Commitment Period, 0.50% per annum; provided, that (i) on and after the first Adjustment Date occurring after the date which is six months after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid and (ii) on and after the date the Commitment Fee Rate is determined pursuant to the Pricing Grid, if, on any such day, the Utilization Percentage is less than or equal to 50%, the Commitment Fee Rate shall be 0.25% higher than the Commitment Fee Rate otherwise applicable pursuant to the Pricing Grid.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "Conduit Lender": any special purpose entity organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 4.9, 4.10, 4.11 or 11.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated May, 2002 and furnished to the Lenders.

                  "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) any Indebtedness of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period (except in the case of clause (j) below), the sum of (a) income tax expense (including, without duplication, franchise and foreign withholding taxes and any state single business unitary or similar tax), (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs and any goodwill impairment loss recognized by FAS No. 142, (e) any extraordinary charges, expenses or losses determined in accordance with GAAP,
(f) non-cash compensation expenses arising from the issuance of stock, options to purchase stock and stock appreciation rights to the management of Holdings or any of its Subsidiaries, (g) any other non-cash charges, non-cash expenses or non-cash losses of Holdings or any of its Subsidiaries (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period, but including non-cash charges arising out of the restructuring, consolidation, severance or discontinuance of any portion of the operations, employees and/or management of Holdings and its Subsidiaries); provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made, (h) costs, fees and expenses incurred in connection with the Transaction to the extent paid within three months after the Closing Date, (i) reasonable costs, fees and expenses incurred in connection with Dispositions made in reliance on Section 8.5(a) (but only to the extent it is a Disposition of "surplus" property) and Section 8.5(f), in each case, as permitted herein and
(j) the cash proceeds of any business interruption insurance to the extent such proceeds are not included in determining Consolidated Net Income for such period, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains determined in accordance with GAAP and (c) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (g) above), all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, as determined in accordance with Regulation S-X (except as determined reasonably and in good faith by the chief financial officer of the Borrower and set forth in an officer's certificate delivered to the Administrative Agent setting forth in reasonable detail the basis for any adjustments which are not in compliance with Regulation S-X, which adjustments are acceptable to the Administrative Agent in its reasonable judgment) and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period, as determined in accordance with Regulation S-X (except as determined reasonably and in good faith by the chief financial officer of the Borrower and set forth in an officer's certificate delivered to the Administrative Agent setting forth in reasonable detail the basis for any adjustments which are not in compliance with Regulation S-X, which adjustments are acceptable to the Administrative Agent in its reasonable judgment). As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $1,000,000; and "Material Disposition" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $1,000,000.

                  "Consolidated EBITDAR": for any period, the sum of (a) Consolidated EBITDA for such period, plus (b) Consolidated Lease Expense for such period.

                  "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDAR for such period to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) Consolidated Lease Expense for such period and (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans).

                  "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP, but excluding non-cash amortization of deferred financing costs incurred in connection with the Transaction and any future issuance of Indebtedness).

                  "Consolidated Lease Expense": for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP minus the aggregate amount of rental income of the Borrower and its Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP, provided that payments in respect of Capital Lease Obligations shall not constitute Consolidated Lease Expense.

                  "Consolidated Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any

Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary, provided, further, that to the extent any earnings of any Subsidiary are excluded from Consolidated Net Income for any period as a result of clause (c) and the applicable prohibition ceases to exist in any future period, such earnings shall be included in Consolidated Net Income for any such future period.

                  "Consolidated Senior Debt": all Consolidated Total Debt other than the Senior Subordinated Notes.

                  "Consolidated Senior Leverage Ratio": as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for such period.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, to the extent the same should appear on a consolidated balance sheet of the Borrower as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  "Continuing Directors": the directors of Holdings on the Closing Date, after giving effect to the Share Exchange and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least a majority of the then Continuing Directors who were members of such board of directors at the time of such nomination.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Derivatives Counterparty": as defined in Section 8.6.

                  "Designated Lenders":  as defined in Section 6.1(a).

                  "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Documentation Agents": as defined in the preamble to this Agreement.

          "Dollars" and "$": dollars in lawful currency of the United States.

          "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

          "ECF Percentage": (a) 75% with respect to each fiscal year of the Borrower to the extent that the Consolidated Leverage Ratio as of the last day of such fiscal year is greater than or equal to 3.0 to 1.0, (b) 50% with respect to each fiscal year of the Borrower to the extent that the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 3.0 to 1.0 but greater than or equal to 2.0 to 1.0 or (c) 0% with respect to each fiscal year of the Borrower to the extent that the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 2.0 to 1.0.

          "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Equity": as defined in the recitals to this Agreement.

          "Equity Investors": as defined in the recitals to this Agreement.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 (or any successor page) of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" for the purposes of this definition shall be determined by the Administrative Agent as the average of the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan by the Syndication Agent and up to two other Lenders selected by the Administrative Agent and the Borrower (each a "Reference Lender") and with a term equivalent period would be offered by the Reference Lenders to first-tier major banks in the interbank market at their request at approximately 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility with current Interest Periods which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default": any of the events specified in Section 9; provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) the net increase during such fiscal year (if any) in long-term deferred tax accounts of the Borrower, (v) any cash received as a result of a net decrease in the outstanding amount of Investments in Investee Stores (as permitted pursuant to Section 8.8(j)) during such fiscal year and
(vi) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding any such expenditures financed with the principal amount of term Indebtedness incurred to finance such expenditures (but including repayments of any such Indebtedness incurred during such period or any prior period) and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) all optional prepayments of Funded Debt (other than the Loans and Funded Debt described in clause (b)(ii) above) during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) the net decrease during such fiscal year (if any) in long-term deferred tax accounts of the Borrower,
(vii) an amount equal to the aggregate net non-cash (and, to the extent any cash gain results in a mandatory prepayment under Section 4.2(b) or to the extent such cash gain arises out of a Disposition permitted under Section 8.5(f) or 8.5(h), cash) gain on the Disposition of Property (which shall include any

Recovery Event) by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (viii) the amount of non-cash charges added back in prior fiscal years for which Excess Cash Flow is calculated pursuant to this Agreement pursuant to clause (a)(ii) above to the extent any such charge results in a cash payment during such fiscal year, (ix) an amount equal to cash payments made by the Borrower and the Subsidiary Guarantors in respect of (A) Pick 'n Save Acquisitions and (B) Acquisitions in reliance on Section 8.8(i)(A)(x) (in each instance, excluding payments financed with the principal amount of term Indebtedness incurred, and the proceeds from the issuance of Capital Stock issued, to finance such Pick 'n Save Acquisitions and Acquisitions (but including repayments of any such Indebtedness incurred during such period or any prior period)), (x) payments to fund the underfunding liability as of the Closing Date of the defined pension plan, (xi) any cash payments made during such period pursuant to Restricted Payments permitted under
Section 8.6(b) (excluding amounts expended in reliance on the final proviso thereof), Section 8.6(c), (e) and (f), (xii) any cash payments of reasonable costs, fees and expenses incurred in connection with any Acquisition or Pick 'n Save Acquisition, (xiii) any cash payments of reasonable costs, fees and expenses incurred in connection with Dispositions made in reliance on Section 8.5(a) (but only to the extent it is a Disposition of "surplus" property) and
Section 8.5(f), in each case, as permitted herein, (xiv) any extraordinary cash charges, expenses and losses in accordance with GAAP and (xv) any cash payments in respect of a net increase in the outstanding amount of Investments in Investee Stores (as permitted pursuant to Section 8.8(j)) during such fiscal year.

          "Excess Cash Flow Application Date": as defined in Section 4.2(c).

          "Excluded Acquisition Capital Stock": as defined in Section 8.8(i).

          "Excluded Capital Stock": the collective reference to (i) Excluded Acquisition Capital Stock; (ii) Capital Stock of Holdings issued or sold to Holdings, any of its Subsidiaries, any directors, managers, consultants, officers or employees of Holdings or any of its Subsidiaries; (iii) Director's qualifying shares; (iv) Capital Stock of Holdings issued to directors, managers, consultants, officers or employees of Holdings or its Subsidiaries in connection with a substantially contemporaneous stock repurchase of Capital Stock from directors, managers, consultants, officers or employees of Holdings or its Subsidiaries; (v) Capital Stock issued to the holders of Indebtedness in satisfaction of such Indebtedness (other than the Loans); and (vi) Capital Stock of Holdings issued to the Sponsor (excluding Excluded Acquisition Capital Stock) resulting in Net Cash Proceeds to Holdings in the aggregate amount not to exceed $25,000,000 ("Excluded Sponsor Capital Stock").

          "Excluded Indebtedness": all Indebtedness permitted by clauses (a),
(b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m) and (n) of Section
8.2.

          "Excluded Sponsor Capital Stock": as defined in the definition of "Excluded Capital Stock".

          "Facility": each of (a) the Term Commitments and the Term Loans made thereunder (the "Term Facility"), and (b) the Revolving Commitments and the extensions of credit made thereunder (the "Revolving Facility").

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

          "Foreign Subsidiary": Badger Assurance Ltd.

          "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

          "Funding Office": the office of the Administrative Agent specified in
Section 11.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

          "GAAP": generally accepted accounting principles in the United States as in effect from time to time. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

          "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantors": the collective reference to Holdings and the Subsidiary Guarantors.

          "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Holdings": as defined in the preamble to this Agreement.

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person (excluding preferred Capital Stock the redemption of which is prohibited until prior repayment in full of the Obligations), (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 8.2 and 9(e) only, all obligations of such Person in respect of Hedge Agreements; provided, that the amount of Indebtedness for which recourse is limited to an identified asset or assets shall be equal to the lesser of (1) the limited amount of such obligation and (2) the fair market value of such asset or assets. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is a Base Rate Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof.

          "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or (with the consent of all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or (with the consent of all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Term Loans; and

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "Investee Store": a Person in which the Borrower or any of its Subsidiaries has invested equity capital, to which it has made loans or for which it has guaranteed loans, in any such case in accordance with the business practice of the Borrower and its Subsidiaries of making equity investments in, making loans to or guaranteeing loans made to Persons in acquiring, remodeling, refurbishing, expanding or operating one or more retail grocery stores.

          "Investments": as defined in Section 8.8.

          "Issuing Lender": Bank One, N.A. and any other Lender designated as the "Issuing Lender" by the Administrative Agent and the Borrower, in its capacity as issuer of any Letter of Credit. In the event there is more than one Issuing Lender, the relevant provisions herein and in the other Loan Documents shall be construed accordingly.

          "L/C Commitment": $20,000,000.

          "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Commitment Period.

          "L/C Obligations": at any time, an amount equal to the sum, without duplication, of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.11.

          "L/C Participants": the collective reference to all the Revolving Lenders other than the Issuing Lender.

          "Lead Agents": the collective reference to the Administrative Agent, the Lead Arranger and the Syndication Agent.

          "Lead Arranger": as defined in the preamble to this Agreement.

          "Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

          "Letters of Credit": as defined in Section 3.7(a).

          "Lien": any mortgage, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan": any loan made by any Lender pursuant to this Agreement.

          "Loan Documents": this Agreement, the Security Documents and the
Notes.

          "Loan Parties": Holdings, the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

          "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

          "Material Acquisition": as defined in the definition of "Consolidated EBITDA".

          "Material Adverse Effect": a material adverse effect on (a) the Transaction as of the Closing Date, (b) the business, assets, property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

          "Material Disposition": as defined in the definition of "Consolidated EBITDA".

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Mortgaged Properties": the real properties listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

          "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or by the Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of (i) attorneys' fees, accountants' fees, investment banking fees, (ii) amounts required to be applied to the repayment of Indebtedness (together with any interest thereon, premium or penalty and any other amount payable with respect thereto) secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document), (iii) amounts provided as a reasonable reserve against any liabilities under any indemnification obligations or purchase price adjustments associated with any Asset Sale (such amounts to be included as Net Cash Proceeds when such reserves are no longer required) and (iv) other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "Non-Excluded Taxes": as defined in Section 4.10(a).

          "Non-Executing Persons": as defined in Section 6.1(a).

          "Non-U.S. Lender": as defined in Section 4.10(d).

          "Notes": the collective reference to any promissory note evidencing Loans.

          "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to any Agent or to any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

          "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant": as defined in Section 11.6(b).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "Permitted Investors": the collective reference to the Sponsor and its Control Investment Affiliates.

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Pick 'n Save Acquisition": an acquisition by the Borrower or any Subsidiary Guarantor of an existing or future licensed Pick 'n Save retail store and related assets.

          "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prepayment Account": as defined in Section 4.2(d).

          "Pricing Grid": the pricing grid attached hereto as Annex A.

          "Pro Forma Balance Sheet": as defined in Section 5.1(a).

          "Projections": as defined in Section 7.2(c).

          "Properties": as defined in Section 5.17(a).

          "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings, the Borrower or any of its Subsidiaries.

                  "Reference Lender": as defined in the definition of "Eurodollar Base Rate".

                  "Reference Period": as defined in the definition of "Consolidated EBITDA".

                  "Refunded Swingline Loans": as defined in Section 3.4(b).

                  "Refunding Date": as defined in Section 3.4(c).

                  "Register": as defined in Section 11.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.11 for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by Holdings, the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 4.2(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair fixed or capital assets useful in its or one of its Subsidiary's business or to finance an Acquisition.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair fixed or capital assets useful in the Borrower's or one of its Subsidiary's business or to finance an Acquisition.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve months after receipt of a Reinvestment Deferred Amount with respect to such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair fixed or capital assets useful in the Borrower's or one of its Subsidiary's business or to finance an Acquisition with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. (S) 4043.

                  "Required Lenders": at any time, (a) until the Closing Date,
(i) the holders of more than 50% of the Term Commitments then in effect and (ii) the holders of more than 50% of the Total Revolving Commitments then in effect and (b) thereafter, (i) the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the holders of more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": as to any Person, the chief executive officer, president, chief financial officer or treasurer of such Person, but in any event, with respect to financial matters, the chief financial officer or treasurer of such Person provided that, for purposes of Section 1.2, Responsible Officer shall include any officer of such person with knowledge of or responsibility for compliance with the applicable provisions of the Loan Documents.

                  "Restricted Payments": as defined in Section 8.6.

                  "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth in such Lender's Commitment Allocation Notice or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $125,000,000.

                  "Revolving Commitment Period": the period from and including the Closing Date to the Revolving Termination Date.

                  "Revolving Extensions of Credit": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

                  "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

                  "Revolving Loans": as defined in Section 3.1(a).

                  "Revolving Percentage": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

                  "Revolving Termination Date": June 6, 2007.

                  "Sale and Leaseback Transactions": as defined in Section 8.11.

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Senior Subordinated Note Indenture": the Indenture entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith (other than the Share Exchange Documentation and the Loan Documents), as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.9.

                  "Senior Subordinated Notes": the subordinated notes of the Borrower issued on the Closing Date pursuant to the Senior Subordinated Note Indenture in an aggregate principal amount not to exceed $225,000,000.

                  "Share Exchange": as defined in the recitals to this Agreement.

                  "Share Exchange Agreement": as defined in the recitals to this Agreement.

                  "Share Exchange Documentation": collectively, the Share Exchange Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 8.16.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets (as such term is defined in clause (a) above) of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person is, as of such date, able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured; provided, that in computing the amount of any contingent, unliquidated, unmatured or disputed claim at any time, it is intended that such claims will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual, liquidated or matured claim.

                  "Specified Change of Control": a "Change of Control" as defined in the Senior Subordinated Note Indenture.

                  "Specified Hedge Agreement": any Hedge Agreement (a) entered into by (i) the Borrower or any of its Subsidiaries and (ii) any Agent or Lender or any affiliate thereof, as counterparty and (b) that has been designated by such Agent or Lender, as the case may be, and the Borrower, by notice to the Administrative Agent, as a Specified Hedge Agreement. The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of the Agent, Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement.

                  "Sponsor": as defined in the recitals to this Agreement.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Domestic Subsidiary of the Borrower.

                  "Swingline Commitment": the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 3.3 in an aggregate principal amount at any one time outstanding not to exceed $20,000,000.

                  "Swingline Lender": Bear Stearns Corporate Lending Inc., in its capacity as the lender of Swingline Loans.

                  "Swingline Loans": as defined in Section 3.3(a).

                  "Swingline Participation Amount": as defined in Section
3.4(c).

                  "Syndication Agent": as defined in the preamble to this Agreement.

                  "Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth in such Lender's Commitment Allocation Notice or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Term Commitments is $250,000,000.

                  "Term Lender": each Lender that has a Term Commitment or is the holder of a Term Loan.

                  "Term Loan": as defined in Section 2.1.

                  "Term Percentage": as to any Term Lender at any time, the percentage which such Lender's Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

                  "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

                  "Transaction": as defined in the recitals to this Agreement.

                  "Transferee":  any Assignee or Participant.

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "United States":  the United States of America.

                  "Utilization Percentage": at any time, the percentage which the then outstanding Revolving Extension of Credit constitutes of the Total Revolving Commitments then in effect.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  "WSP": as defined in the recitals to this Agreement.

                  1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) The word "knowledge" when used with respect to Holdings, the Borrower or any of its Subsidiaries shall be deemed to be a reference to the knowledge of any Responsible Officer of Holdings, the Borrower or any such Subsidiary, as the case may be.

                SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS

                  2.1. Term Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a "Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 4.3.

                  2.2. Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:30 A.M., New York City time, on the anticipated Closing Date) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be Base Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 1:00 P.M., New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the

Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

                  2.3. Repayment of Term Loans. The Term Loan of each Lender shall mature in 28 consecutive quarterly installments payable on the last day of March, June, September and December of each year, commencing on September 30, 2002, each of which shall be in an amount equal to such Lender's Term Percentage multiplied by the amount set forth below opposite such installment (after giving effect to any optional and mandatory prepayments):

                  Installment                 Principal Amount
                  -----------                 ----------------
                   1 to 24                   $    625,000 each
                  25 to 28                   $ 58,750,000 each

              SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS

                  3.1. Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying and reborrowing the Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 3.2 and 4.3.

                  (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

                  3.2. Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided, that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) 10:30 A.M., New York City time, on the proposed Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the Closing Date shall initially be Base Rate Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple of $250,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,500,000 or a whole multiple of $250,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are Base Rate Loans in other amounts pursuant to Section 3.4.

Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

                  3.3. Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans ("Swingline Loans") to the Borrower; provided, that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Loans hereunder, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing Swingline Loans, all in accordance with the terms and conditions hereof. Swingline Loans shall be Base Rate Loans only.

                  (b) The Borrower shall repay all outstanding Swingline Loans on the Revolving Termination Date.

                  3.4. Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) When the Borrower desires that the Swingline Lender make Swingline Loans, it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 12:00 Noon, New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $250,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

                  (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline

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                                                                              28

Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender's Revolving Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

                  (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 3.4(b), one of the events described in
Section 9(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 3.4(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 3.4(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Revolving Lender's Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

                  (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

                  (e) Each Revolving Lender's obligation to make the Loans referred to in Section 3.4(b) and to purchase participating interests pursuant to Section 3.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 6; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or

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                                                                              29

(v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  3.5. Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to but excluding the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

                  (c) The Borrower agrees to pay to the Administrative Agent and the Lead Arranger the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent and the Lead Arranger.

                  3.6. Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than two Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided, that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple of $250,000 in excess thereof, and shall reduce permanently the Revolving Commitments then in effect.

                  3.7. L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.10(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) have a minimum face amount agreed by the Borrower and the Issuing Lender and (iii) expire no later than the earlier of (x) the first anniversary of its date of issuance and
(y) the date that is five Business Days prior to the Revolving Termination Date, provided, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). The letters of credit described in Schedule 3.7 which are outstanding as of the date hereof shall be deemed to be issued by the Issuing Lender under this Agreement as of the Closing Date and shall be a Letter of Credit for all purposes hereof (other than Section 3.8) and the other Loan Documents, including, without limitation, for purposes of Sections 3.9 through 3.14.

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                                                                              30

          (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.8. Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will notify the Administrative Agent of the amount, the beneficiary and the requested expiration of the requested Letter of Credit, and upon receipt of confirmation from the Administrative Agent that after giving effect to the requested issuance, the Available Revolving Commitments would not be less than zero, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower (with a copy to the Administrative Agent) promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

          3.9. Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee on the undrawn and unexpired amount of each Letter of Credit as agreed by the Borrower and the Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the date of issuance.

          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

          3.10. L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender

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                                                                              31

that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent upon demand of the Issuing Lender an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. The Administrative Agent shall promptly forward such amounts to the Issuing Lender.

          (b) If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of the Issuing Lender pursuant to Section 3.10(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Administrative Agent for the account of the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent for the account of the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times
(iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.10(a) is not made available to the Administrative Agent for the account of the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.10(a), the Administrative Agent or the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Administrative Agent or the Issuing Lender, as the case may be, will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by Administrative Agent or the Issuing Lender, as the case may be, shall be required to be returned by the Administrative Agent or the Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of the Issuing Lender the portion thereof previously distributed by the Administrative Agent or the Issuing Lender, as the case may be, to it.

          3.11. Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender no later than three Business Days after the date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this

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                                                                              32

Section from the date of the applicable drawing until payment in full at the rate set forth in (i) until the third Business Day following notice to the Borrower, Section 4.5(b) and (ii) thereafter, Section 4.5(c). Unless the Borrower shall otherwise notify the Issuing Lender and the Administrative Agent, each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 9(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.10 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to
Section 3.2 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to
Section 3.4 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 3.2 or, if applicable, Section 3.4), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

          3.12. Obligations Absolute. The Borrower's obligations under Section
3.11 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.11 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

          3.13. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

          3.14. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

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                                                                              33

               SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS
                              AND LETTERS OF CREDIT

          4.1. Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and same day in the case of Base Rate Loans so long as such notice is received prior to 11:30 A.M., New York City time, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 4.11. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Loans that are Base Rate Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

          4.2. Mandatory Prepayments and Commitment Reductions. (a) If, after the Closing Date, any Capital Stock or Indebtedness shall be issued or incurred by Holdings, the Borrower or any of its Subsidiaries (other than Excluded Capital Stock and Excluded Indebtedness), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans as set forth in Section 4.8(b).

          (b) If on any date Holdings, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within three Business Days after receipt of such Net Cash Proceeds toward the prepayment of the Term Loans as set forth in
Section 4.8(b); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $20,000,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 4.8(b).

          (c) If, for any fiscal year of the Borrower commencing with the fiscal year ending on or about December 31, 2002 (which for such fiscal year ending on or about December 31, 2002 shall include only the period beginning on or about September 30, 2002 and ending on or about December 31, 2002), there shall be more than $2,500,000 of Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply toward the prepayment of the Term Loans as set forth in Section 4.8(b) an amount equal to: (1) the ECF Percentage of such Excess Cash Flow minus (2) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments minus (3) the aggregate amount of all optional prepayments of Term Loans during such fiscal year. Each such prepayment shall

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                                                                              34

be made on a date (an "Excess Cash Flow Application Date") no later than five Business Days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 7.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

          (d) The application of any prepayment pursuant to Section 4.2 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 4.2 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. Any amounts to be applied to Eurodollar Loans shall, at the option of the Borrower, be applied to prepay Eurodollar Loans immediately and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account to Eurodollar Loans on the last day of the Interest Periods therefore (or, at the direction of the Borrower, on any earlier date) until all outstanding Eurodollar Loans have been prepaid or until all cash on deposit in the Prepayment Account with respect to such Loans has been exhausted. So long as no Event of Default shall have occurred and be continuing, the Administrative Agent shall pay to the Borrower any interest or earnings on investments (calculated on an aggregate basis and net of any amount deposited in the Prepayment Account) in the Prepayment Account upon the Borrower's reasonable request. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this subsection 4.2(d). The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the Eurodollar Loans to be prepaid; provided, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any violation of any, Requirement of Law and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if an Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Loans on the last day of the applicable Interest Periods therefor is not less than the amount that would have been available had no investments been made. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited and reinvested and disbursed as described above. If the maturity of the Loans has been accelerated pursuant to Section 9, the Administrative Agent shall first apply all amounts on deposit in the Prepayment Account to prepay the outstanding Term Loans pro rata and, then, to prepay any outstanding Revolving Loans. The Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Lenders, a security interest in the Prepayment Account to secure the Obligations.

          4.3. Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least one Business Days' prior irrevocable notice of such election, provided, that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest

Period therefor), provided, that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided, that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          4.4. Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $2,500,000 or a whole multiple of $250,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

          4.5. Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise and after all applicable grace periods have elapsed), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise and after all applicable grace periods have elapsed), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until but excluding the date such overdue amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided, that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

          4.6. Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 4.5(a).

          4.7. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

          4.8. Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages, or Revolving Percentages, as the case may be, of the relevant Lenders.

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. Amounts repaid or prepaid on account of the Term Loans may not be reborrowed. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans pro rata based upon the then remaining principal amount thereof.

          (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

          (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

          (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          4.9. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 4.10 and taxes imposed on or measured by the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or the applicable lending office);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable by such Lender hereunder in respect thereof, then, in any such case, the Borrower shall within thirty days after receipt of written notice from such Lender (which shall include the certificate described in clause (c) below) pay such Lender, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (which shall include the certificate described in clause (c) below), the Borrower shall pay to such Lender within thirty days after receipt of such notice such additional amount or amounts as will compensate such Lender for such reduction; provided, that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than four months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided, further, that if the circumstances giving rise to such claim have a retroactive effect, then such four-month period shall be extended to include the period of such retroactive effect.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower with appropriate detail demonstrating how such amounts were derived (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          4.10. Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure.

          (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided, that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          4.11. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss (other than loss of profits) or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making by the Borrower of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto, provided that any Lender seeking indemnity pursuant to this Section 4.11 shall have provided notice to the Borrower of such loss or expense within four months of the conclusion of the events giving rise to such loss or expense. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section with appropriate detail demonstrating how such amounts were derived submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          4.12. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 4.9, 4.10(a) or
4.15 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to or, if reasonably requested by the Borrower, to file any certificate or document to, designate another lending office for any Loans affected by such event, in each case with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 4.9 or 4.10(a).

          4.13. Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 4.9 or 4.10(a), (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution or (c) in connection with any proposed amendment, modification, supplement or waiver with respect to any of the provisions of the Loan Documents as contemplated in
Section 11.1 where such amendment, modification, supplement or waiver has been approved by the Required Lenders in accordance with such Section, fails to consent to any such proposed action; provided, that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 4.12 so as to eliminate the continued need for payment of amounts owing pursuant to
Section 4.9 or 4.10(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 4.11 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 4.9 or 4.10(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

          4.14. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 4.14(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

          (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit H-1, H-2 or H-3, respectively, with appropriate insertions as to date and principal amount.

          4.15. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be suspended until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.11.

                   SECTION 5. REPRESENTATIONS AND WARRANTIES

          To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to each Agent and each Lender that:

          5.1. Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 30, 2002, (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Share Exchange, (ii) the Loans to be made and the Senior Subordinated Notes to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of costs, fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared in good faith by the Borrower based on the assumptions used to prepare the pro forma financial information in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the delivery date to be reasonable), and presents fairly in all material respects on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at March 30, 2002, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited consolidated balance sheets of the Borrower as at December 29, 2001, December 30, 2000 and January 1, 2000, and the related consolidated statements of earnings and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, present fairly in all material respects the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower as at March 30, 2002, and the related unaudited consolidated statements of earnings and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Holdings, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent audited financial statements referred to in this paragraph or delivered pursuant to Section 7.1 or reflected in the Borrower's most recent quarterly financial statements delivered pursuant to Section 7.1. During the period from December 29, 2001 to and including the date hereof there has been no Disposition by the Borrower of any material part of its business or property.

          5.2. No Change. Since December 29, 2001, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          5.3. Corporate Existence; Compliance with Law. Each of Holdings, the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its material property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation (or other entity) and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.4. Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary corporate (or other) action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained by a Loan Party in connection with the Transaction, the continuing operations of Holdings, the Borrower and its Subsidiaries and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices, which have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 5.19 and (iii) those consents, authorizations, filings and notices, the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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                                                                              45

          5.5. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof (i) will not violate any Requirement of Law or any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries and (ii) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          5.6. Litigation. Except as set forth on Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) if reasonably likely to be adversely determined or settled, and is adversely determined or settled, could reasonably be expected to have a Material Adverse Effect.

          5.7. No Default. Neither Holdings, the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.

          5.8. Ownership of Property; Liens. Each of Holdings, the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material property used in its business as currently conducted, and none of such property is subject to any Lien except as permitted by Section 8.3.

          5.9. Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect, (a) Holdings, the Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as and where the same is currently conducted; (b) no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property with respect to the conduct of its business as and where the same is currently conducted, nor does Holdings or the Borrower know of any valid basis for any such claim and (c) the use of Intellectual Property by Holdings, the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

          5.10. Taxes. Each of Holdings, the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are (i) currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be or (ii) could not reasonably be expected to have a Material Adverse Effect).

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                                                                              46

          5.11. Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

          5.12. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Holdings, the Borrower or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of Holdings, the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from Holdings, the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Holdings, the Borrower or the relevant Subsidiary.

          5.13. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred for which all liabilities thereunder have not been satisfied, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, when aggregated with such amount for all such underfunded Plans, could be reasonably expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and, to the knowledge of the Borrower, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA that would reasonably be expected to have a Material Adverse Effect if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          5.14. Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

          5.15. Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, as of the Closing Date (a) Schedule 5.15 sets forth the name and jurisdiction of incorporation of each Subsidiary of Holdings and, as

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                                                                              47

to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

          5.16. Use of Proceeds. The proceeds of the Term Loans shall be used to finance a portion of the Transaction and to pay related costs, fees and expenses. The proceeds of the Revolving Loans shall be used to finance a portion of the Transaction and to pay related costs, fees and expenses and, following the consummation of the Transaction, shall be used, together with the proceeds of the Swingline Loans, and the Letters of Credit, for general corporate and working capital purposes (including, but not limited to, Capital Expenditures).

          5.17. Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (a) the facilities and properties owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

          (b) neither Holdings, the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by Holdings, the Borrower or any of its Subsidiaries (the "Business"), nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

          (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

          (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which Holdings, the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

          (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings, the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

          (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

          (g) neither Holdings, the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

          5.18. Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document or certificate (excluding any projections, pro forma financial information or estimates) furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (as modified or supplemented by other information furnished, including information contained in the prospectus for the Senior Subordinated Notes), when taken as a whole, contained as of the date such information, document or certificate was so furnished (or, in the case of information relating to the Share Exchange, the Senior Subordinated Notes or the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading. The projections, pro forma financial information and estimates contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

          5.19. Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether such enforcement is sought in a proceeding at law or in equity). In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when certificates representing such Pledged Stock are delivered to the Administrative Agent together with the necessary endorsements, and in the case of the other Collateral described in the Guarantee and Collateral Agreement (to the extent that a security interest in such other Collateral can be perfected by filing), when financing statements and other filings specified on Schedule 5.19(a) in appropriate form are filed in the offices specified on Schedule 5.19(a) and all applicable fees have been paid, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement) (to the extent that a security interest in such other Collateral can be

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                                                                              49

perfected by filing), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 8.3).

          (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principals (whether such enforcement is sought in a proceeding at law or in equity), and when the Mortgages are filed in the offices specified on Schedule 5.19(b) and all applicable fees have been paid, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except Liens permitted by Section 8.3). Schedule 1.1B lists each parcel of real property in the United States owned in fee simple by the Borrower or any of its Subsidiaries as of the Closing Date.

          5.20. Solvency. The Borrower and its Subsidiaries, taken as a whole, immediately after giving effect to the Share Exchange and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

          5.21. Senior Indebtedness. The Obligations constitute "Senior Debt" and the Indebtedness hereunder constitutes "Designated Senior Debt" of the Borrower under and as defined in the Senior Subordinated Note Indenture.

          5.22. Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has not been made available under the National Flood Insurance Act of 1968, except as identified on Schedule 1.1B.

          5.23. Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the material Share Exchange Documentation and the Senior Subordinated Note Indenture, including any amendments, supplements or modifications with respect to any of the foregoing.

                         SECTION 6. CONDITIONS PRECEDENT

          6.1. Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction or waiver (in accordance with Section 11.1), prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) Credit Agreement; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by each Agent, Holdings, the Borrower and each Person listed on
     Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor and (iii) an Acknowledgment and Consent in the form

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                                                                              50

     attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

          In the event that this Agreement has not been duly executed and delivered by each Person listed on Schedule 1.1A on the date scheduled to be the Closing Date, the condition referred to in clause (i) above shall nevertheless be deemed satisfied if on such date the Borrower and the Administrative Agent shall have designated one or more Persons (the "Designated Lenders") to assume, in the aggregate, all of the Commitments that would have been held by the Persons listed on Schedule 1.1A (the "Non-Executing Persons") which have not so executed and delivered this Agreement (subject to each such Designated Lender's consent and its execution and delivery of this Agreement). Schedule 1.1A shall automatically be deemed to be amended to reflect the respective Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder.

          (b) Share Exchange, etc. The following conditions shall have been satisfied:

          (i) the Share Exchange shall have been consummated in all material respects in accordance with (A) the terms of the Share Exchange Documentation and (B) all Requirements of Law for aggregate consideration (including the refinancing of debt of the Borrower and the payment of costs, fees and expenses) not exceeding $783,500,000 and no material provision of the Share Exchange Documentation shall have been amended, waived or otherwise modified without the prior written consent of the Lead Agents and the Required Lenders in any material respect;

          (ii) Holdings shall have received at least $314,500,000 from the proceeds of Equity issued by Holdings to the Equity Investors on terms and conditions reasonably satisfactory to the Lead Agents; provided, that WSP shall hold at least 60% of such Equity, and such proceeds shall have been used as consideration for the Share Exchange;

          (iii) the Borrower shall have received at least $200,000,000 in gross cash proceeds from the issuance by the Borrower of the Senior Subordinated Notes in a public offering or Rule 144A private placement on terms and conditions reasonably satisfactory to the Lead Agents;

          (iv) the Lead Agents shall have received reasonably satisfactory evidence that the costs, fees and expenses to be incurred in connection with the Transaction and the financing thereof shall not exceed $24,000,000 without the prior written consent of the Lead Agents; and

          (v) (A) the Lead Agents shall have received reasonably satisfactory evidence that substantially all of the existing Indebtedness of the Borrower (including outstanding Hedge Agreements) and its Subsidiaries shall have been terminated and all amounts thereunder shall have been paid in full in connection with the Transaction, other than the Indebtedness permitted by Section 8.2(d) and (B) reasonably satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith.

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                                                                              51

          (c) Pro Forma Balance Sheet and Income Statements; Financial Statements. The Lenders shall have received and the Lead Agents shall be reasonably satisfied with each of the financial statements described in
     Section 5.1.

          (d) Financial Condition. (i) Consolidated EBITDA (calculated in accordance with Regulation S-X and giving effect to certain other non-recurring adjustments acceptable to the Lead Agents) for the twelve month period ended March 30, 2002, as determined on a pro forma basis shall be at least $110,000,000 and the Borrower shall provide support for such calculation of a nature that is reasonably satisfactory to the Lead Agents (and, in any event, in conformity with Regulation S-X), (ii) the Consolidated Leverage Ratio (calculated in accordance with Regulation S-X and giving effect to certain other non-recurring adjustments acceptable to the Lead Agents) as determined from the Pro Forma Balance Sheet shall not exceed 4.0 to 1.0 and (iii) the Lead Agents shall have received and shall be reasonably satisfied with a certificate of a Responsible Officer which shall certify the foregoing calculations.

          (e) Approvals. The Lead Agents shall have received a certificate, certified by a Responsible Officer, to the effect that no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained by a Loan Party in connection with the Transaction, the continuing operations of Holdings, the Borrower and its Subsidiaries and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices, which have been obtained or made and are in full force and effect and are attached to such certificate of such Responsible Officer as an exhibit,
     (ii) the filings referred to in Section 5.19 and (iii) those consents, authorizations, filings and notices, the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect.

          (f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section
     8.3 or discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

          (g) Fees. The Lenders and the Agents shall have received all fees required to be paid, and all expenses payable hereunder for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

          (h) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

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                                                                              52

          (i) Legal Opinions. Each of the Lenders shall have received the following executed legal opinions:

               (i) the legal opinion of Kirkland & Ellis, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1;

               (ii) the legal opinion of Whyte Hirschboeck Dudek S.C. and Vorys, Sater, Seymour & Pease LLP local counsel of the Borrower and certain of its Subsidiaries, substantially in the form of Exhibit F-2;

               (iii) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Share Exchange Agreement, accompanied by a reliance letter in favor of the Lenders; and

               (iv) the legal opinion of local counsel in Indiana and of such other special and local counsel as may be required by the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (j) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

          (k) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.3), shall be in proper form for filing, registration or recordation.

          (l) Mortgages, etc. (i) The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

          (ii) The Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (iii) below (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Urban Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1999, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map.

          (iii) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall
     (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein and acceptable to the Administrative Agent; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

          (iv) If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage,
     (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and
     (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

          (v) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties.

          (m) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3(b) of the Guarantee and Collateral Agreement.

          (n) Employment Agreement. The Lead Agents shall have received the employment agreement of Robert Mariano.

          (o) Perfection Certificate. The Administrative Agent shall have received a perfection certificate from the Borrower satisfactory to the Administrative Agent.

          6.2. Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction or waiver (in accordance with Section 11.1) of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 6.2 have been satisfied.

                        SECTION 7. AFFIRMATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (unless collateralized on terms and conditions satisfactory to the Issuing Lender following the termination of the Commitments and the repayment of all amounts due and payable under the Loan Documents) or any Loan or other amount (excluding contingent indemnification obligations or obligations with respect to Specified Hedge Agreements) is owing to any Lender or Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

          7.1. Financial Statements. Furnish to the Administrative Agent for further delivery to each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a

     "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of earnings and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes).

All such financial statements shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          7.2. Certificates; Other Information. Furnish to the Administrative Agent for further delivery to each Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making their audit examination no Default or Event of Default has occurred with respect to the covenants contained in Section 8.1 and other accounting matters, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Sections 7.1(a) and (b), (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge that any Default or Event of Default has occurred and is continuing except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing (A) all information and calculations necessary for determining compliance by Holdings, the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and, if applicable, for determining the Applicable Margins and Commitment Fee Rate and (B) if applicable, an update to Schedule 5.15 setting forth the name and jurisdiction of incorporation of each newly formed or acquired Subsidiary of Holdings and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

          (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the material underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year presented to the board of directors of the Borrower (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions, believed by the Borrower to be reasonable at the time of delivery, it being recognized that such Projections are not to be viewed as fact and that actual results during the periods covered by such Projections may differ from the projected results set forth therein by a material amount;

          (d) concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and (b), a narrative discussion and analysis (in a management discussion analysis format) of the financial condition and results of operations of the Borrower and its Subsidiaries for such period and for the period from the beginning of the then current fiscal year to the end of such period, as compared to the comparable periods of the previous year; provided, that no such delivery shall be required so long as the Borrower delivers to the Administrative Agent and each Lender its periodic filing on Form 10-Q or Form 10-K, as the case may be, of the Securities Act of 1934 as filed with the Securities and Exchange Commission to satisfy its requirement under Sections 7.1(a) and (b);

          (e) no later than 5 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture or the Share Exchange Agreement;

          (f) within five days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC; and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request (through the Administrative Agent).

          7.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except (i) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be or
(ii) the failure to so pay, discharge or otherwise satisfy could not reasonably be expected to have a Material Adverse Effect.

          7.4. Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted herein and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.5. Maintenance of Property; Insurance. (a) Keep all material property useful and necessary, in such Person's reasonable judgment, in such Person's business in good working order and condition, ordinary wear and tear and damage caused by casualty excepted and (b) maintain with financially sound and reputable insurance companies (i) insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business and (ii) key-man insurance on Robert Mariano in the amount of $2,000,000 and for a period of no less than two years from the date hereof (it being understood that such key-man insurance shall be obtained within 30 days of the date hereof).

          7.6. Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender (coordinated through the Administrative Agent) to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by attorney-client privilege) during regular business hours and upon reasonable prior notice by the Administrative Agent and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and its Subsidiaries with officers and employees of Holdings, the Borrower and its Subsidiaries and with its independent certified public accountants, so long as the Borrower is afforded an opportunity to be present at any such discussion with such accountants. It is understood that, so long as no Event of Default has occurred and is continuing, such visits, inspections and examinations by the Lenders shall be at the expense of the Borrower no more than one time annually.

          7.7. Notices. Promptly give notice to the Administrative Agent and each Lender of:


          (a)  the occurrence of any Default or Event of Default;

          (b) any litigation, investigation or proceeding that may exist at any time between Holdings, the Borrower or any of its Subsidiaries and any Governmental Authority which could reasonably be expected to be adversely determined or settled and, if adversely determined or settled, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting Holdings, the Borrower or any of its Subsidiaries which could reasonably be expected to be adversely determined or settled (i) in which the amount involved is $5,000,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought;

          (d) any litigation or proceeding affecting Holdings, the Borrower or any of its Subsidiaries which relates to any Loan Document;

          (e) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Single Employer Plan or a Multiemployer Plan, the creation of any Lien in favor of the PBGC or a Single Employer Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; and

          (f)  any development or event that has had a Material Adverse Effect.

Each notice pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

          7.8. Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          7.9. Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 8.3(g),
(z) property acquired by any Foreign Subsidiary and (aa) any property of the type excluded from the Security Documents) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property (other than Liens permitted under Section 8.3), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law.

          (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $2,000,000 acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than (x) any such real property subject to a Lien expressly permitted by Section 8.3(g) and (z) real property acquired by any Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Subsidiary (other than a Foreign Subsidiary) created or acquired after the Closing Date by Holdings (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be a Foreign Subsidiary), the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest (subject to Liens permitted under Section 8.3) in the Capital Stock of such new Subsidiary that is owned by Holdings, the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest (subject to Liens permitted under Section 8.3) in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any new Foreign Subsidiary created or acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest (subject to Liens permitted under Section 8.3) in the Capital Stock of such new Subsidiary that is owned by Holdings, the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          7.10. Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of the Security Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lenders may be required to obtain from any Loan Party for such governmental consent, approval, recording, qualification or authorization.

                         SECTION 8. NEGATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (unless collateralized on terms and conditions satisfactory to the Issuing Lender following the termination of the Commitments and the repayment of all amounts due and payable under the Loan Documents) or any Loan or other amount is owing (excluding contingent indemnification obligations or obligations with respect to Specific Hedge Agreements) to any Lender or Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          8.1.  Financial Condition Covenants.

          (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

            Fiscal Quarter                                Consolidated
          Ending On or About                             Leverage Ratio
          ------------------                             --------------

          September 30, 2002                              4.50 to 1.00

          December 31, 2002                               4.50 to 1.00
          March 31, 2003                                  4.50 to 1.00
          June 30, 2003                                   4.50 to 1.00
          September 30, 2003                              4.25 to 1.00
          December 31, 2003                               4.25 to 1.00
          March 31, 2004                                  4.00 to 1.00
          June 30, 2004                                   4.00 to 1.00
          September 30, 2004                              3.75 to 1.00
          December 31, 2004                               3.75 to 1.00
          March 31, 2005                                  3.50 to 1.00
          June 30, 2005                                   3.50 to 1.00
          September 30, 2005                              3.25 to 1.00
          December 31, 2005                               3.25 to 1.00
          March 31, 2006                                  3.00 to 1.00
          June 30, 2006                                   3.00 to 1.00
          September 30, 2006                              3.00 to 1.00
          December 31, 2006 and                           3.00 to 1.00
          thereafter

          (b) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarters:

            Fiscal Quarter                            Consolidated Senior
          Ending On or About                             Leverage Ratio
          ------------------                             --------------

          September 30, 2002                              3.00 to 1.00
          December 31, 2002                               3.00 to 1.00
          March 31, 2003                                  2.75 to 1.00
          June 30, 2003                                   2.75 to 1.00
          September 30, 2003                              2.75 to 1.00
          December 31, 2003                               2.50 to 1.00
          March 31, 2004                                  2.50 to 1.00
          June 30, 2004                                   2.25 to 1.00
          September 30, 2004                              2.25 to 1.00
          December 31, 2004                               2.25 to 1.00
          March 31, 2005                                  2.25 to 1.00
          June 30, 2005                                   2.25 to 1.00
          September 30, 2005                              2.00 to 1.00
          December 31, 2005                               2.00 to 1.00
          March 31, 2006                                  2.00 to 1.00
          June 30, 2006                                   2.00 to 1.00
          September 30, 2006                              2.00 to 1.00
          December 31, 2006 and                           2.00 to 1.00
          thereafter

          (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

            Fiscal Quarter                          Consolidated Fixed Charge
          Ending On or About                            Coverage Ratio
          ------------------                            --------------

          September 30, 2002                              2.00 to 1.00
          December 31, 2002                               2.00 to 1.00
          March 31, 2003                                  2.00 to 1.00
          June 30, 2003                                   2.00 to 1.00
          September 30, 2003                              2.10 to 1.00
          December 31, 2003                               2.10 to 1.00
          March 31, 2004                                  2.10 to 1.00
          June 30, 2004                                   2.10 to 1.00
          September 30, 2004                              2.15 to 1.00
          December 31, 2004                               2.25 to 1.00
          March 31, 2005                                  2.25 to 1.00
          June 30, 2005                                   2.35 to 1.00
          September 30, 2005                              2.50 to 1.00
          December 31, 2005                               2.50 to 1.00
          March 31, 2006                                  2.50 to 1.00
          June 30, 2006                                   2.50 to 1.00
          September 30, 2006                              2.50 to 1.00
          December 31, 2006 and                           2.50 to 1.00
          thereafter


; provided, that for the purposes of determining the ratio described above for the fiscal quarters of the Borrower ending on or about September 30, 2002, December 31, 2002 and March 31, 2003, the expenses set forth in items (a) and
(c) of the definition of Consolidated Fixed Charges for the relevant period shall be deemed to equal the expenses set forth in items (a) and (c) of the definition of Consolidated Fixed Charges for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively.

          8.2. Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

          (a) Indebtedness of any Loan Party pursuant to any Loan Document (other than Additional Acquisition Extensions of Credit);

          (b) Indebtedness (i) of the Borrower to any Subsidiary, (ii) of any Subsidiary Guarantor to the Borrower or any other Subsidiary, (iii) of any Foreign Subsidiary to any Foreign Subsidiary and (iv) subject to Section 8.8(h), of any Foreign Subsidiary to the Borrower or any Subsidiary Guarantor;

          (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of (i) obligations of the Borrower, any Subsidiary Guarantor and, subject to Section 8.8(h), of any Foreign Subsidiary or (ii) Indebtedness of any Investee Store permitted by clause (j) of Section 8.8;

          (d)  Indebtedness outstanding on the date hereof and listed on
     Schedule 8.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

          (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 8.3(g) in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding;

          (f) (i) Indebtedness of the Borrower in respect of the Senior Subordinated Notes (or any subordinated notes issued to refinance the Senior Subordinated Notes having substantially the same terms and conditions as the Senior Subordinated Notes (except that the final maturity thereof shall be the same as or longer than the final maturity of the Senior Subordinated Notes)) and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness, provided, that such Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes;

          (g) Hedge Agreements in respect of Indebtedness otherwise permitted hereby that bears interest at a floating rate, so long as such agreements are not entered into for speculative purposes;

          (h) Indebtedness incurred by the Borrower to finance any Acquisition permitted under Section 8.8(i) in an aggregate principal amount not to exceed $75,000,000 at any time outstanding; provided, that such Indebtedness is either (A) an Additional Acquisition Extension of Credit or
     (B) is subordinated to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes;

          (i) (x) Indebtedness of a Person which becomes a Subsidiary after the Closing Date pursuant to an Acquisition or a Pick 'n Save Acquisition, as the case may be, permitted under Section 8.8(i) and (y) Indebtedness of a Person otherwise assumed in connection with an Acquisition or a Pick 'n Save Acquisition, as the case may be, or an asset acquired after the Closing Date, provided that, (A) any such Indebtedness was not incurred or created in connection with or in anticipation of the relevant Acquisition or a Pick 'n Save Acquisition, as the case may be, and (B) no Default or Event of Default would result therefrom; provided, further that the aggregate principal amount of any such Indebtedness shall not exceed $15,000,000 at any one time outstanding;

          (j) Indebtedness resulting from the issuance of performance, surety, statutory or appeal bonds in the ordinary course of business; provided, that no such bond or similar obligation is provided to secure the repayment of other Indebtedness;

          (k) Indebtedness of Holdings or the Borrower consisting of (x) repurchase obligations with respect to Capital Stock of Holdings issued to directors, consultants, managers, officers and employees of Holdings and its Subsidiaries arising upon the death, disability or termination of employment of such director, consultant, manager, officer or employee to the extent such repurchase is permitted under Section 8.6 and (y) promissory notes issued by Holdings or the Borrower to directors, consultants, managers, officers and employees (or their spouses or estates) of Holdings and its Subsidiaries to purchase or redeem Capital Stock of Holdings issued to such director, consultant, manager, officer or employee to the extent such purchase or redemption is permitted under Section 8.6;

          (l) Indebtedness of Holdings or any of its Subsidiaries resulting from agreements providing for indemnification, adjustment of purchase price or similar obligations in connection with dispositions of any business, assets or Subsidiary of the Borrower or any of its Subsidiaries permitted under Section 8.5;

          (m) Indebtedness in the form of obligations of Holdings or any of its Subsidiaries under indemnification, incentive, non-compete, deferred compensation, or other similar arrangements in connection with an Acquisition or an Investment permitted under Section 8.8;

          (n) Indebtedness of Holdings to the Borrower incurred in lieu of the Borrower making a Restricted Payment pursuant to Section 8.6(b) or (c), in an aggregate amount not to exceed the amount of cash dividends that the Borrower would be permitted to make pursuant to Sections 8.6(b) and (c) if no such Indebtedness was incurred;

          (o) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding; and

          (p) Indebtedness of the Borrower that is incurred to finance an Acquisition or a Pick 'n Save Acquisition and that is owed to the seller pursuant to such Acquisition or Pick 'n Save Acquisition, as the case may be; provided, that (A) such Indebtedness is subordinated to the Loans on terms and conditions satisfactory to the Administrative Agent, (B) no portion of the principal of such Indebtedness shall be due and payable prior to six months after the maturity of Term Loans, (C) the interest rate of such Indebtedness shall not exceed prevailing market interest rates as reasonably determined by the chief financial officer and (D) the aggregate amount of Indebtedness incurred pursuant to this Section 8.2(p) shall not exceed $15,000,000 at any one time outstanding.

          8.3. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes assessments, charges or other governmental levies not yet due or that are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

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                                                                              65

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and pledges securing liability to insurance carriers under insurance or self-insurance arrangements in respect of deductibles; provided, that the aggregate amount of any such pledges or deposits shall not exceed $3,000,000;

          (d) deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) (i) easements, rights-of-way, restrictions and other similar encumbrances (which, for the avoidance of doubt, includes covenants running with the land), that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and (ii) any other Lien or exception to coverage described in mortgage policies of title insurance or surveys issued in favor of and accepted by the Administrative Agent with respect to any Property with a Mortgage;

          (f) Liens in existence on the date hereof listed on Schedule 8.3(f), securing Indebtedness permitted by Section 8.2(d), provided, that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 8.2(e) to finance the acquisition, construction, repair or improvement of real property, fixed or capital assets, provided, that (i) such Liens shall be created within 180 days of the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (h) Liens created pursuant to the Security Documents;

          (i) any interest or title of a lessor, sublessor, licensor or licensee under any lease or license entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

          (j) Liens not otherwise permitted by this Section so long as neither
     (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $10,000,000 at any one time;

          (k) Liens on any assets acquired after the Closing Date securing Indebtedness permitted under Section 8.2(h)(A) and (i), provided that (x) such Liens were not incurred or created in connection with or in anticipation of the acquisition thereof, (y) such Liens do not cover or encumber any assets of the Borrower or its Subsidiaries (other than the

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                                                                              66

     assets being acquired) and are not amended to cover any such assets or (z) the amount of Indebtedness or other obligations secured thereby are not increased;

          (l) Liens arising out of judgments or awards in respect of Holdings or any of its Subsidiaries not constituting an Event of Default under Section 9(h) so long as (i) such Lien is released within 60 days after entry thereof or (ii) the relevant judgment creditor has not commenced action to attach or foreclosure on property of the Borrower or any of its Subsidiaries;

          (m) contractual or statutory Liens of suppliers on goods provided by the relevant suppliers imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business;

          (n) rights of setoff of a customary nature or bankers' liens upon deposits of cash in favor of banks or other depository institutions incurred in the ordinary course of business;

          (o) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or consignments entered into in the ordinary course of business by the Borrower and its Subsidiaries;

          (p) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

          (q) Liens securing reimbursement obligations in respect of commercial letters of credit or bankers' acceptances related to drawings thereunder; provided that such Liens attach only to the documents, the goods covered thereby and the proceeds thereof.

          8.4. Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation) or, subject to Section 8.8(h), with or into any Foreign Subsidiary;

          (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor or, subject to Section 8.8(h), any Foreign Subsidiary; and

          (c) (i) any Disposition of or by a Subsidiary permitted under Section 8.5(f) or (ii) any merger, consolidation or amalgamation to effect any Investment permitted under Section 8.8(i).

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                                                                              67

          8.5. Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of damaged, obsolete, worn out or surplus property in the ordinary course of business;

          (b) the Disposition of inventory and equipment held for sale in the ordinary course of business;

          (c)  Dispositions permitted by Section 8.4(b);

          (d) the sale or issuance of any Subsidiary's Capital Stock to any Loan Party;

          (e) leases, subleases and licenses of customer-operated stores in the ordinary course of business consistent with past practice;

          (f) the Disposition of other property having a fair market value not to exceed $20,000,000 in the aggregate for any fiscal year of the Borrower, provided that at least 75% of the consideration therefor shall consist of cash or cash equivalents;

          (g) the sale of Investments permitted pursuant to Section 8.8(b) and Dispositions to effect Investments permitted pursuant to Section 8.8(g);

          (h) any Recovery Event; provided, that the requirements of Section 4.2(b) are complied with in connection therewith;

          (i) sales or discounts of receivables in the ordinary course of business in connection with the compromise or collection thereof; and

          (j) cancellation of any Indebtedness constituting an Investment in a Loan Party permitted pursuant to Section 8.8 if Capital Stock of such Loan Party is issued in substitution therefor or repayment thereof.

          8.6. Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings, the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating Holdings, the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:

          (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor;

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                                                                              68

               (b) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may pay dividends to Holdings to permit Holdings to purchase Holdings' Capital Stock or Capital Stock options from present or former officers, directors, consultants, managers or employees or their respective estates, spouses or family members of Holdings, the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer, directors, consultants, managers or employee, or to make payments with respect to Indebtedness issued to repurchase such Capital Stock or Capital Stock options; provided, that the aggregate amount of payments (including, without limitation, payments in respect of Indebtedness permitted under Section 8.2(k)) under this subsection shall not exceed $2,000,000 in any twelve-month period; provided further, that (i) Holdings and the Borrower, without duplication, may carry forward and make in a subsequent calendar year, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any preceding calendar year up to a maximum of $6,000,000 in any calendar year pursuant to this clause (b) and (ii) that such amount in any calendar year may be increased by the cash proceeds of key man life insurance policies received by the Borrower and its Subsidiaries after the Closing Date less any amount previously applied to the payment of Restricted Payments pursuant to this clause (b); provided further, that regardless of whether a Default or an Event of Default shall have occurred and be continuing, (x) Holdings and the Borrower, without duplication, may use the Net Cash Proceeds received from the issuance of Excluded Sponsor Capital Stock to finance such purchases so long as
          (i) the aggregate amount of any such purchases made in reliance on this proviso of this Section 8.6(b), together with any Investments made in reliance on Section 8.8(r) and any Capital Expenditures incurred in reliance on clause (vi) of the definition of "Capital Expenditures" do not exceed in the aggregate $25,000,000 and (ii) such proceeds are immediately utilized for such purchases and (y) Holdings may cancel any notes outstanding pursuant to Section 8.8(d) so long as such notes were initially issued in a non-cash transaction in exchange for the issuance of Capital Stock of Holdings to the holders of such notes and such notes are cancelled solely in exchange for the return of such Capital Stock and so long as the aggregate principal amount of any such notes so cancelled shall not exceed $3,000,000 during the term of this Agreement (and any such repurchase of Capital Stock in connection with any such cancellation shall be permitted hereunder and shall not be included for purposes of determining compliance with the monetary thresholds in the first and second proviso hereof);

               (c) the Borrower may pay dividends to Holdings to permit Holdings to (i) pay corporate overhead expenses incurred in the ordinary course of business (including without limitation, directors' and shareholders' fees and expenses) not to exceed $500,000 in any fiscal year plus any bona fide indemnification claims made by directors or officers of Holdings that are not covered by insurance and (ii) pay any taxes that are due and payable by Holdings and the Borrower as part of a consolidated group, provided that the amount of Restricted Payments permitted hereunder shall be reduced by any Indebtedness incurred pursuant to Section 8.2(k);

               (d) repurchases of Capital Stock of Holdings deemed to occur upon the cashless exercise of stock options and warrants;


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                                                                              69

               (e) the Borrower may pay dividends to Holdings to permit Holdings to repurchase Capital Stock of Holdings pursuant to equity agreements with customers of the Borrower; provided, that the aggregate amount of all such repurchases under this Section 8.6(e) shall not exceed $2,000,000;

               (f)  Holdings may make payments pursuant to Section 8.10(a); and

               (g) the Borrower may pay a dividend to Holdings on the Closing Date to finance the Share Exchange in accordance with the Share Exchange Documentation; provided, that such payment must be contemporaneously utilized by Holdings to consummate the Share Exchange.

               8.7. Capital Expenditures. Make any Capital Expenditure, except
(a) Capital Expenditures of the Borrower and its Subsidiaries not exceeding during any of the fiscal years of the Borrower set forth below, the amount set forth opposite such fiscal year below:

          Fiscal Year                                                Amount
          ---------------                                         ------------

          2002                                                    $60,000,000
          2003                                                    $70,000,000
          2004                                                    $65,000,000
          2005                                                    $60,000,000
          2006 and thereafter                                     $55,000,000

provided, that (i) up to $10,000,000 of any such amount referred to above, if not so expended in the period for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior period pursuant to subclause (i) above and, second, in respect of amounts permitted for such fiscal year as provided above, (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount, (c) Capital Expenditures attributable to all or a portion of the cost of Acquisitions permitted under Section 8.8 and (d) Capital Expenditures attributable to any portion of the Excess Cash Flow of the Borrower for fiscal years completed since the Closing Date which was not required to be applied toward the prepayment of the Term Loan and not used to finance Acquisitions as set forth in Section 8.8(i).

               8.8. Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, any Person (all of the foregoing, "Investments"), except:


               (a) extensions of trade credit in the ordinary course of business;

               (b)  investments in Cash Equivalents;

               (c)  Guarantee Obligations permitted by Section 8.2;

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                                                                              70

          (d) loans and advances to employees of Holdings, the Borrower or any Subsidiary of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses and for purchases of Capital Stock of Holdings) in an aggregate amount for Holdings, the Borrower or any Subsidiary of the Borrower not to exceed $3,000,000 at any one time outstanding;

          (e)  the Share Exchange;

          (f) Investments in fixed or capital assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

          (g) intercompany Investments by Holdings, the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

          (h) intercompany Investments by the Borrower or any of its Subsidiaries made in the ordinary course of business and consistent with past practice in a Foreign Subsidiary which are made for the purpose of funding the insurance requirements of Holdings, the Borrower and its Subsidiaries having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (h) that are at that time outstanding not to exceed 0.65% of the Borrower's net sales and service fees for the Borrower's most recently ended four full quarters for which financial statements are available immediately preceding the date on which such Investment is made;

          (i) Acquisitions or Pick 'n Save Acquisitions by the Borrower and the Subsidiary Guarantors, provided that (A) in connection with any Acquisition, the aggregate consideration in any given fiscal year (excluding consideration in the form of Capital Stock of Holdings but including Indebtedness permitted under Section 8.2(i) and 8.2(p) incurred in connection with Acquisitions) for all such Acquisitions after the Closing Date shall not exceed the sum of (x) $20,000,000, (y) any portion of the Excess Cash Flow of the Borrower for fiscal years completed since the Closing Date which was not required to be applied toward the prepayment of the Term Loan and not used to finance Capital Expenditures as set forth in Section 8.7, (z) Net Cash Proceeds received by Holdings from the issuance of Capital Stock of Holdings to the Sponsor; provided, that such proceeds are immediately utilized for such Acquisition ("Excluded Acquisition Capital Stock") and (aa) any Reinvestment Deferred Amount, (B) in connection with any Acquisition or Pick 'n Save Acquisition, after giving effect to the consummation of such Acquisition or Pick 'n Save Acquisition, including the incurrence of any Indebtedness associated therewith, the Consolidated Leverage Ratio of the Borrower for a period of four consecutive fiscal quarters ending on the last day of the fiscal quarter immediately preceding the fiscal quarter in which such Acquisition or Pick 'n Save Acquisition is consummated (and calculated giving pro forma effect to such Acquisition or Pick 'n Save Acquisition and such incurrence of Indebtedness as if they had occurred on the first day of the four quarter period in respect of which such Consolidated Leverage Ratio is

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                                                                              71

          calculated) shall not exceed the applicable ratio required for such period pursuant to Section 8.1 (with such required ratio, for purposes of this Section being decreased by 0.25 to 1.00 for each period ending on, about or prior to December 31, 2003) and the Borrower would have been in compliance with the covenants set forth in Section 8.1 on such date, (C) in connection with any Acquisition or Pick 'n Save Acquisition after giving effect to the consummation of such Acquisition or Pick 'n Save Acquisition, including the incurrence of any Consolidated Senior Debt associated therewith, the Consolidated Senior Debt Leverage Ratio of the Borrower for a period of four consecutive fiscal quarters ending on the last day of the fiscal quarter immediately preceding the fiscal quarter in which such Acquisition or Pick 'n Save Acquisition is consummated (and calculated giving pro forma effect to such Acquisition or Pick 'n Save Acquisition and such incurrence of Indebtedness as if they had occurred on the first day of the four quarter period in respect of which such Consolidated Senior Debt Leverage Ratio is calculated) shall not exceed the applicable ratio required for such period pursuant to Section 8.1 and the Borrower would have been in compliance with the covenants set forth in Section 8.1 on such date, (D) the average Available Revolving Commitments during the 30 day period preceding the date of such Acquisition or Pick 'n Save Acquisition shall not be less than $50,000,000 after giving effect on a pro forma basis to such Acquisition or Pick 'n Save Acquisition, (E) not later than five Business Days prior to the consummation of any such Acquisition or Pick 'n Save Acquisition, the Administrative Agent shall have received and be satisfied with (i) a certificate of a Responsible Officer setting forth the calculations required to determine compliance with clauses (A), (B), (C) and (D) above and certifying that the conditions set forth in this Section 8.8(i) have been satisfied, (ii) financial statements (which financial statements must be audited or reviewed, in the case of a Pick 'n Save Acquisition, and audited, in the case of an Acquisition, in each such case, by independent accountants if the aggregate consideration for such Pick 'n Save Acquisition or Acquisition, as the case may be, is equal to or greater than $15,000,000) relating to such Person or Persons that is the subject of such Acquisition or Pick 'n Save Acquisition for the most recently ended fiscal year and (iii) such other financial information relating to the Acquisition or Pick 'n Save Acquisition as the Administrative Agent may reasonably request,
          (F) the Acquisition or Pick 'n Save Acquisition is consummated on a friendly basis and (G) after giving effect to such Acquisition or Pick 'n Save Acquisition, no Event of Default shall have then occurred and be continuing;

               (j) Investments by the Borrower or the Subsidiary Guarantors in Investee Stores either in the form of equity, loans or other extensions of credit having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) and the aggregate amount of Indebtedness outstanding under Section 8.2(c)(ii) that are at that time outstanding not to exceed $20,000,000;

               (k) Investments by Holdings and any of its Subsidiaries existing on the Closing Date and listed on Schedule 8.8;

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                                                                              72

               (l) Investments by any Foreign Subsidiary in Holdings or any of its Subsidiaries;

               (m) Investments received by the Borrower or any Subsidiary in connection with the bankruptcy or reorganization of, or in good faith settlement of delinquent accounts and disputes with, customers and suppliers;

               (n) Investments by the Borrower or any of its Subsidiaries in the form of Hedge Agreements that are permitted herein or not speculative in nature and in the ordinary course of business and consistent with past practice;

               (o) the Borrower and its Subsidiaries may receive and own securities and other investments acquired pursuant to transactions permitted by Sections 8.5(f);

               (p) the Borrower may make a loan to Holdings that could otherwise be made as a distribution permitted under Section 8.6;

               (q) Investments consisting of endorsements for collection or deposit in the ordinary course of business; and

               (r) Acquisitions by the Borrower or any Subsidiary Guarantor or Investments by the Borrower or any Subsidiary Guarantor in joint ventures, in each case financed with the proceeds of Excluded Sponsor Capital Stock; provided, that any Investments made in reliance on this clause (r), together with any Capital Expenditures incurred in reliance on clause (vi) in the definition of "Capital Expenditures" and any purchases made in reliance on the final proviso of Section 8.6(b), shall not exceed in the aggregate $25,000,000.

          8.9. Optional Payments and Modifications of Certain Debt Instruments.
(a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Subordinated Notes (other than an exchange of Capital Stock of Holdings to the holders of the Senior Subordinated Notes for the cancellation of all or any portion of the Senior Subordinated Notes), or enter into any derivative or other transaction with any Derivatives Counterparty obligating Holdings, the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of the Senior Subordinated Notes, (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon, (ii) does not involve the payment of a consent fee and (iii) would not reasonably be expected to materially increase the obligations of the obligor or confer additional material rights on the holder of such Senior Subordinated Notes in a manner reasonably expected to be materially adverse to the interests of the Administrative Agent or the Lenders), (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, the terms of the preferred Equity in a manner that would (i) set the scheduled redemption date prior to the date that is six months after the date of final maturity of the Term Loans or (ii) allow the holders of such preferred Equity to redeem, at their

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                                                                              73

option, prior to the date that is six months after the date of final maturity of the Term Loans or (d) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Debt" for the purposes of the Senior Subordinated Note Indenture.

                8.10. Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings or any of its Subsidiaries) unless such transaction is (a) otherwise permitted under this Agreement, or (b) upon fair and reasonable terms not materially less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, Holdings and its Subsidiaries may:

                (a) make payments of reasonable professional fees to WSP or any of its Affiliates in connection with work performed on the Borrower's behalf and that are approved by the board of directors of the Borrower in good faith not to exceed $1,000,000 in the aggregate in any fiscal year;

                (b) make payments in connection with the Share Exchange Documentation, the Senior Subordinated Note Indenture, this Agreement and the other Loan Documents (including the payment of costs, fees and expenses in connection therewith);

                (c) pay customary fees to, and the out-of-pocket expenses of, the board of directors of Holdings and its Subsidiaries, and customary indemnities for the benefit of the members of such board of directors and the officers of Holdings and its Subsidiaries;

                (d) make payments permitted pursuant to Section 8.6;

                (e) enter into (i) transactions with customers in the ordinary course of business and consistent with past practice as of the date hereof and (ii) transactions pursuant to any other contract or agreement in effect on the date hereof and listed on Schedule 8.10;

                (f) pay customary compensation to officers, directors, consultants, managers and employees of Holdings or any of its Subsidiaries; and

                (g) issue Capital Stock and/or Capital Stock rights of Holdings to (1) Equity Investors and other investors satisfactory to WSP, (2) employees, directors, consultants, officers and managers of Holdings and its Subsidiaries and (3) Investee Stores.

                8.11. Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by Holdings, the Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred by Holdings, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings, the Borrower or such Subsidiary ("Sale and Leaseback Transactions") unless (i) the sale of such property is

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                                                                              74

permitted by Section 8.5(f) and (ii) any Capital Lease Obligations and Liens arising in connection therewith are permitted by Section 8.2 and 8.3.

          8.12. Changes in Fiscal Periods. Change the fiscal year of the Borrower from the 52 or 53 week period ending on the Saturday nearest December 31 or change the Borrower's method of determining fiscal quarters.

          8.13. Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Holdings, the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than:

          (a)   this Agreement and the other Loan Documents;

          (b) any agreements governing any purchase money Liens, Capital Lease Obligations or Sale and Leaseback Transactions otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby);

          (c)   the Senior Subordinated Note Indenture;

          (d)   imposed by law;

          (e) contained in agreements relating to the sale of a Subsidiary permitted hereunder pending such sale (in which case any such prohibition or limitation shall apply only to the assets of such Subsidiary);

          (f) contained in licenses or leases entered into in the ordinary course of business (in which case any such prohibition or limitation shall only apply to rights under such license or lease);

          (g) contained in agreements for or instruments evidencing Indebtedness existing on the Closing Date and listed on Schedule 8.13;

          (h) contained in agreements or instruments assumed or acquired in connection with an Acquisition (in which case any such prohibition or limitation shall only apply to the assets acquired in such Acquisition); and

          (i) contained in agreements for or instruments evidencing Indebtedness permitted to be secured under Section 8.3(j) (in which case any such prohibition or limitation shall only apply to the assets subject to the applicable permitted Lien).

          8.14. Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other

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Subsidiary of the Borrower, except for such encumbrances or restrictions set forth on Schedule 8.14 or existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) applicable law, (iv) the Senior Subordinated
Note Indenture (or any other agreement governing Indebtedness permitted under Section 8.2(f)), (v) customary provisions restricting the assignment of rights under contracts, (vi) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vii) purchase money obligations for Property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the Property so acquired, (viii) any agreement for the sale of a Subsidiary that restricts distributions by that Subsidiary pending its sale, (ix) restrictions on cash or other deposits or net worth imposed by customers under contracts entered in the ordinary course of business and (x) restrictions on rights to dispose of assets subject to Liens permitted under Section 8.3(e), 8.3(f), 8.3(g), 8.3(h), 8.3(i), 8.3(j), 8.3(k), 8.3(p) or 8.3(q).

          8.15. Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related, ancillary or complementary thereto.

          8.16. Amendments to Share Exchange Documents. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Share Exchange Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Share Exchange Documentation or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the Closing Date and (ii) could not reasonably be expected to have a Material Adverse Effect.

                          SECTION 9. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

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               (c) (i) any Loan Party shall default in the observance or
          performance of any agreement contained in clause (i) or (ii) of
          Section 7.4(a) (with respect to Holdings and the Borrower only),
          Section 7.7(a) or Section 8 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement or (ii) a "Designated Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

               (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

               (e) Holdings, the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto, after all applicable grace periods; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i),
          (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $12,500,000; or

               (f) (i) Holdings, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or
          (iii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of

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                                                                              77

          attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
          (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

               (h) one or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $15,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

               (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

               (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

               (k) (i) the Permitted Investors shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis); (ii) prior to the effectiveness

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                                                                              78

          of an initial registered public offering of the Capital Stock of Holdings, WSP and its Control Investment Affiliates will collectively cease to own and control, of record and beneficially, (and have the exclusive power to vote with respect thereto) directly or indirectly at least 51% of the aggregate voting power of the outstanding Capital Stock of Holdings free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement) and in any event sufficient to direct or cause the direction of the management and policies of Holdings; (iii) after the effectiveness of an initial registered public offering of the Capital Stock of Holdings, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than (x) 30% of the outstanding Capital Stock of Holdings or (y) a greater percentage of the outstanding Capital Stock of Holdings than the percentage of such Capital Stock then owned collectively by WSP and its Control Investment Affiliates, in each case measured by voting power rather than number of shares; (iv) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors; (v) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (vi) a Specified Change of Control shall occur; or

               (l) Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than (A) those incidental to its ownership of the Capital Stock of the Borrower, (B) incurring fees, costs and expenses relating to corporate existence, overhead and general operating including, without limitation, professional fees for legal, tax and accounting issues, (C) the issuance of its Capital Stock and the costs, fees and expenses related thereto, (D) providing indemnification to officers and directors and as otherwise permitted in Article VIII and (E) engaging in activities, incurring obligations and making investments to the extent permitted under Sections 8.6, 8.8(d), 8.8(g) and 8.8(k), (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (x) to the extent permitted under Section 8.2(k), 8.2(l), 8.2(m) or 8.2(n), (y) nonconsensual obligations imposed by operation of law, (z) pursuant to the Loan Documents to which it is a party and
          (aa) obligations with respect to its Capital Stock, (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 8.6 pending application in the manner contemplated by said Section) and cash equivalents other than $1,000,000 in U.S. Government Securities) other than the ownership of shares of Capital Stock of the Borrower and (iv) not immediately contribute to the Borrower the Net Cash Proceeds received from the issuance of any Capital Stock (including, without limitation, Excluded Sponsor Capital Stock and Excluded Acquisition Capital Stock); or

               (m) the Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any

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                                                                              79

          Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account (which shall permit Investments in Cash Equivalents until applied to the Obligations) opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full (excluding contingent indemnification obligations or obligations with respect to Specific Hedge Agreements), the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 10. THE AGENTS

          10.1. Appointment. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this

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                                                                              80

Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

       10.2. Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

       10.3. Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

       10.4. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by such Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

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       10.5. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

       10.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

       10.7. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or

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arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

       10.8. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

       10.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 9(a) or Section 9(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders and, if applicable, the Borrower appoint a successor agent as provided for above. The Syndication Agent and each of the Documentation Agents may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent or Documentation Agent, as the case may be, hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent or Documentation Agent, as the case may be, hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent or Documentation Agent, as the case may be, the Administrative Agent or any Lender. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

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                                                                              83

       10.10. Agents Generally. Except as expressly set forth herein, no Agent shall have any duties or responsibilities hereunder in its capacity as such.

       10.11. The Lead Arranger. The Lead Arranger, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and other Loan Documents.

                           SECTION 11. MISCELLANEOUS

       11.1. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of mandatory reduction of Commitments shall not constitute an increase of Commitment of any Lender and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of any Lender), or amend, modify or waive Section 4.8 (a), (b) or (c), in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 11.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders unless otherwise permitted herein or in any other Loan Document; (iv) amend, modify or waive any provision of Section 10 without the written consent of each Agent adversely affected thereby; (v) amend, modify or waive any provision of Section 3.3 or 3.4 without the written consent of the Swingline Lender; or (vi) amend, modify or waive any provision of Sections 3.7 to 3.14 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their

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                                                                              84

former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

       For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (or, in the case of Additional Acquisition Extensions of Credit, with the consent of the Administrative Agent and the Borrower) (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit (to the extent applicable) and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

       11.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower and the Lead Agents, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

    Holdings:                  23000 Roundy's Drive
                               Pewaukee, WI 53072
                               Attention: Edward G. Kitz
                               Telecopy: (262) 953-7979
                               Telephone: (262) 953-7999

    The Borrower:              23000 Roundy's Drive
                               Pewaukee, WI 53072
                               Attention: Edward G. Kitz
                               Telecopy: (262) 953-7979
                               Telephone: (262) 953-7999

    With a copy to:

    WSP                        One North Wacker Drive
                               Suite 4800
                               Chicago, IL 60606
                               Attention:  Mark Michaels
                               Telecopy:  (312) 422-2424
                               Telephone: (312) 422-2400

         Kirkland & Ellis               200 East Randolph Drive
                                        Chicago, IL 60601
                                        Attention: John A. Weissenbach
                                        Telecopy: (312) 861-2200
                                        Telephone: (312) 861-2000

         The Administrative Agent:      Bear Stearns Corporate Lending Inc.
                                        383 Madison Avenue
                                        New York, NY 10179
                                        Attention: Victor Bulzacchelli
                                                   Portfolio Management Group
                                        Telecopy: (212) 272-5466
                                        Telephone: (212) 272-2000

         with a copy to:                Deutsche Bank
                                        60 Wall Street
                                        Mail Code: NYC 1701
                                        New York, NY 10005
                                        Attention: Donna Liparulo
                                        Telecopy: (212) 797-0407
                                        Telephone: (212) 602-1116

         The Syndication Agent:         Canadian Imperial Bank of Commerce
                                        425 Lexington Ave.
                                        New York, NY 10017
                                        Attention: Brian O'Callahan
                                        Telecopy: (212) 856-6066
                                        Telephone: (212) 856-4177

         with a copy to:                Canadian Imperial Bank of Commerce
                                        425 Lexington Ave.
                                        New York, NY 10017
                                        Attention: Vincent Spencer
                                        Telecopy: (212) 856-3761
                                        Telephone: (212) 885-4579


provided, that any notice, request or demand to or upon any Agent, the Issuing Lender or the Lenders shall not be effective until received.

             11.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

             11.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

             11.5. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each Lead Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one counsel to the Lead Agents and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing
Date) and from time to time thereafter on a quarterly basis or such other periodic basis as such Lead Agent shall deem appropriate, (b) to pay or reimburse each Lender and Lead Agent for all its reasonable, out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of one counsel to the Lead Agents (unless there is an actual or perceived conflict of interest in which case each Lead Agent affected thereby may retain its own counsel), and one counsel for the Lenders (unless there is an actual or perceived conflict of interest in which case each Lender affected thereby may retain its own counsel)
(c) to pay, indemnify, and hold each Lender and Lead Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and Lead Agent and their respective officers, directors, employees, affiliates, agents, controlling persons and trustees (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, actual losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or reasonable disbursements of any kind or nature whatsoever with respect to any claims or proceedings brought by a third party in connection with the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings, the Borrower any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of one counsel to the Lead Agents (unless there is an actual or perceived conflict of interest in which case each Lead Agent affected thereby may retain its own counsel) and one counsel for the Lenders (unless there is an actual or perceived conflict of interest in which case each Lender affected thereby may retain its own counsel) in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities to result from the gross negligence or willful misconduct of such Indemnitee or disputes among the Lead Agents and/or any Lenders. Without limiting the

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                                                                              87

foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section
11.5 shall be payable not later than 30 days after written demand is submitted to the Borrower therefor. Statements payable by the Borrower pursuant to this
Section 11.5, at the address of the Borrower set forth in Section 11.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.

             11.6. Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

             (b) Any Lender other than any Conduit Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law (except as limited by this Agreement), be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided, that in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 4.9, 4.10 and 4.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided, that in the case of Section 4.10, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to

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                                                                              88

any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

             (c) Any Lender other than any Conduit Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign, to
(i) any Lender, any Affiliate of any Lender or any Approved Fund thereof or (ii) with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, that (A) no such assignment to an Assignee (other than any Lender, any affiliate of any Lender or any Approved Fund) shall be in an aggregate principal amount of less than $500,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent, (B) in the case of any assignment of Revolving Commitments (other than to a Lender or an Affiliate of a Lender), the consent of Borrower the Issuing Lender and the Swing Line Lender shall be required, (C) no consent shall be required for any assignment by the Administrative Agent or any of its Affiliates and (D) no consent of the Borrower shall be required for any assignment of Term Loans. Notwithstanding the foregoing, the Borrower's consent (which shall not be unreasonably withheld or delayed) shall be required for any assignment to any company which is engaged in a business that is substantially similar to the Borrower or is a competitor of the Borrower. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Approved Funds, if any. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 11.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this
Section 11.6(c).

             (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each

Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

             (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
Section 11.6(c), together with any tax forms required herein, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

             (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

             (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

             (h) Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

             11.7. Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is

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                                                                              90

thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

               (b) Upon the occurrence and during the continuance of an Event of Default under Section 9(a), in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount to the extent due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, other than payroll or trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

               11.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

               11.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               11.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

               11.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

               11.12. Submission To Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

               11.13. Acknowledgments. Each of Holdings and the Borrower hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

               (b) no Agent or Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

               11.14. Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 11.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 11.1 or (ii) under the circumstances described in paragraph (b) below.

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                                                                              92

               (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than contingent indemnification obligations and obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (unless collateralized on terms and conditions satisfactory to the Issuing Lender following the termination of the Commitments and the repayment of all amounts due and payable under the Loan Documents), the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall promptly terminate, all without delivery of any instrument or performance of any act by any Person.

               11.15. Confidentiality. Each Agent and each Lender agrees to keep confidential all non-public information provided to it by or on behalf of the Sponsor or Equity Investor or any Loan Party or any of their Subsidiaries or any of such Person's attorneys, agents or accountants pursuant to this Agreement; provided, that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender, any affiliate of any Agent or Lender or any Approved Fund that are made aware of the provisions of this Section prior to disclosure, (b) to any actual or prospective Transferee or Hedge Agreement counterparty or any "Other Professional Advisor" referred to in clause (c) below, in each case, that agrees to comply with the provisions of this Section prior to disclosure, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates that are made aware of provisions of this Section prior to disclosure (with such Agent or Lender to be responsible for any breach of this Section by such Persons), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

               11.16. WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        ROUNDY'S ACQUISITION CORP.

                                        By:  /s/ Robert A. Mariano
                                             ----------------------------------
                                             Name:
                                             Title:

                                        ROUNDY'S, INC.

                                        By:  /s/ Edward G. Kitz
                                             ----------------------------------
                                             Name:
                                             Title:

                                        BEAR, STEARNS & CO. INC., as Sole Lead
                                        Arranger and Sole Bookrunner

                                        By:  /s/ Keith C. Barnish
                                             ----------------------------------
                                             Name:  Keith C. Barnish
                                             Title: Senior Managing Director

                                        BEAR STEARNS CORPORATE LENDING INC.,
                                        as Administrative Agent and as a Lender

                                        By:  /s/ Keith C. Barnish
                                             ----------------------------------
                                             Name:  Keith C. Barnish
                                             Title: Executive Vice President

                                        CANADIAN IMPERIAL BANK OF COMMERCE,
                                        as Syndication Agent

                                        By:  /s/ Brian O'Callahan
                                             ----------------------------------
                                             Name:  Brian O'Callahan
                                             Title: Executive Director

                                        CIBC INC., as Lender

                                        By:  /s/ Brian O'Callahan
                                             ----------------------------------
                                             Name:  Brian O'Callahan
                                             Title: Executive Director

                                                     BANK ONE, WISCONSIN


                                                     By: /s/ James R. Popp
                                                         -----------------------
                                                     Name:  James R. Popp
                                                     Title: Sr. Vice President




[Signature Page to the Roundy's Inc. Credit Agreement, dated as of June 6, 2002]

                                                     COOPERATIVE CENTRALE
                                                     RAIFFEISEN-BOERENLEENBANK
                                                     B.A., "RABOBANK
                                                     INTERNATIONAL"
                                                     NEW YORK BRANCH

                                                     By: /s/ David W. Nelson
                                                         -----------------------
                                                     Name:  David W. Nelson
                                                     Title: Managing Director


                                                        /s/ Edward J. Peyser
                                                        ------------------------
                                                        Edward J. Peyser
                                                        Managing Director




[Signature Page to the Roundy's Inc. Credit Agreement, dated as of June 6, 2002]

                                                     LASALLE BANK
                                                     NATIONAL ASSOCIATION


                                                     By: /s/ Bernardo Lacayo
                                                         -----------------------
                                                     Name:  Bernardo Lacayo
                                                     Title: Vice President




[Signature Page to the Roundy's Inc. Credit Agreement, dated as of June 6, 2002]

                                                     ASSOCIATED BANK, N.A.


                                                     By: /s/ Mark Matthiesen
                                                         -----------------------
                                                     Name:  Mark Matthiesen
                                                     Title: Vice President




[Signature Page to the Roundy's Inc. Credit Agreement, dated as of June 6, 2002]

                                                     HARRIS TRUST AND SAVINGS
                                                     BANK

                                                     By:  /s/ Scott Place
                                                          ----------------------
                                                     Name:  Scott Place
                                                     Title: Vice President




[Signature Page to the Roundy's Inc. Credit Agreement, dated as of June 6, 2002]

                                                     M&I MARSHALL & ILSLEY BANK


                                                     By: /s/ Eric L. Thomas
                                                         -----------------------
                                                     Name:  Eric L. Thomas
                                                     Title: Vice President


                                                     By: /s/ Leo D. Freeman
                                                         -----------------------
                                                     Name:  Leo D. Freeman
                                                     Title: Vice President

                                                     U.S. BANK
                                                     NATIONAL ASSOCIATION


                                                     By: /s/ Jeff Janza
                                                         -----------------------
                                                     Name:  Jeff Janza
                                                     Title: Vice President




[Signature Page to the Roundy's Inc. Credit Agreement, dated as of June 6, 2002]

                                                                         Annex A

                PRICING GRID FOR REVOLVING LOANS, SWINGLINE LOANS
                               AND COMMITMENT FEES

================================================================================
                 Applicable Margin for  Applicable Margin for   Commitment Fee
  Pricing Level    Eurodollar Loans        Base Rate Loans           Rate
--------------------------------------------------------------------------------
                      Revolving               Revolving
                        Loans                   Loans
--------------------------------------------------------------------------------
        I               3.25%                   2.25%                0.50%
--------------------------------------------------------------------------------
        II              3.00%                   2.00%                0.50%
--------------------------------------------------------------------------------
       III              2.75%                   1.75%                0.50%
--------------------------------------------------------------------------------
        IV              2.25%                   1.25%                0.40%
--------------------------------------------------------------------------------
        V               1.75%                   0.75%                0.375%
================================================================================

The Applicable Margin for Revolving Loans and Swingline Loans and the Commitment Fee Rate shall be adjusted, on and after the first Adjustment Date (as defined below) occurring after the date which is six months after the Closing Date, based on changes in the Consolidated Leverage Ratio, with such adjustments to become effective on the date (the "Adjustment Date") that is three Business Days after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 7.1 and to remain in effect until the next adjustment to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 7.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. On each Adjustment Date, the Applicable Margin for Revolving Loans and Swingline Loans and the Commitment Fee Rate shall be adjusted to be equal to the Applicable Margins and Commitment Fee Rate opposite the Pricing Level determined to exist on such Adjustment Date from the financial statements relating to such Adjustment Date.

               As used herein, the following rules shall govern the determination of Pricing Levels on each Adjustment Date:

               "Pricing Level I" shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is greater than or equal to
4.00 to 1.00.

               "Pricing Level II" shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 4.00 to 1.00 but greater than or equal to 3.50 to 1.00.

               "Pricing Level III" shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 3.50 to 1.00 but greater than or equal to 3.00 to 1.00.

               "Pricing Level IV" shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00.

               "Pricing Level V" shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 2.50 to 1.00.

                       Schedule 1.1B - Mortgaged Property
                       ----------------------------------


-----------------------------------------------------------------------------------------------------------
    STORE #                 LOCATION                     COUNTY                RECORD OWNER
-----------------------------------------------------------------------------------------------------------
      74       315 S. Main Street,                       Clark          The Copps Corporation,
               Greenwood, WI  54437                                     a Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
      103      3256 Church Street, Stevens               Portage        The Copps Corporation,
               Point, WI  54481                                         a Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
      104      2551 Jackson Street, Oshkosh, WI          Winnebago      The Copps Corporation, a
               54907                                                    Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
      105      1200 S. Koeller Road, Oshkosh,            Winnebago      The Copps Corporation, a
               WI  54901                                                Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
               340 S. 8th Street, Medford, WI            Taylor         The Copps Corporation, a
      106      54451                                                    Wisconsin corporation
                                                                        (as to Parcels C&E)
-----------------------------------------------------------------------------------------------------------
      108      1919 E. Calumet Street, Appleton,         Calumet        The Copps Corporation, a
               WI  54915                                                Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
      112      330 N. Peters Ave., Fond du Lac,          Fond du Lac    The Copps Corporation, a
               WI  54935                                                Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
      117      1009 Holiday Lane, Hurley, WI             Iron           The Copps Corporation, a
               54534                                                    Wisconsin corporation
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
    STORE #                 LOCATION                     COUNTY              RECORD OWNER
-----------------------------------------------------------------------------------------------------------
      118      2400 Wisconsin Avenue, Appleton,         Outagamie       The Copps Corporation, a
               WI  54914                                                Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
      119      3310 E. Hamilton Avenue, Eau             Eau Claire      The Copps Corporation, a
               Claire, WI  54701                                        Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
      124      1530 S. Commercial, Neenah, WI           Winnebago       The Copps Corporation, a
               54956                                                    Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
      127      256 S. Lake Street, Phillips, WI         Price           The Copps Corporation, a
                                                                        Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
      150      1105 N. Central Avenue,                  Wood            The Copps Corporation, a
               Marshfield, WI                                           Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
      904      2220 Minnesota Avenue, Stevens           Portage         The Copps Corporation, a
               Point, WI   54481                                        Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
      912      2828 Wayne Street, Stevens Point,        Portage         The Copps Corporation, a
               WI  54481                                                Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
      916      3308 Wayne Street, Stevens Point,        Portage         The Copps Corporation, a
               WI  54481                                                Wisconsin corporation
                                                                        (Parcel 2 only)
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
    STORE #                 LOCATION                     COUNTY             RECORD OWNER
-----------------------------------------------------------------------------------------------------------
    1097337    23000 Roundy Drive, Pewaukee, WI         Waukesha        Jondex Corp., a
               53072                                                    Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
    1097336    23050 Roundy Drive, Pewaukee, WI         Waukesha        Jondex Corp., a
               53072                                                    Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
     1603      112 W. 8th Street, Monroe, WI            Green           Jondex Corp., a
                                                                        Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
    1097339    11300/11500 W. Burleigh,                 Milwaukee       Jondex Corp., a
               Wauwatosa, WI  53222                                     Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
    1097335    16655 West Glendale, New Berlin,         Waukesha        Jondex Corp., a
               WI  53151                                                Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
    1097338    12735 W. Capitol Drive,                  Waukesha        Mega Marts Inc., a
               Brookfield, WI  53045                                    Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
     3446      6500 South US 421, Westville, IN         LaPorte         The Midland Grocery Company, an
               46391                                                    Ohio corporation
-----------------------------------------------------------------------------------------------------------
     63406     1764 Creston Street, Muskegon,           Muskegon        Midland Grocery of Michigan,
               MI  49442                                                Inc., a Michigan corporation
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
    STORE #                 LOCATION                      COUNTY               RECORD OWNER
-----------------------------------------------------------------------------------------------------------
     62383     111 E. Exchange Street,                   Ottawa         Midland Grocery of Michigan,
               Spring Lake, MI  49456                                   Inc., a Michigan corporation
-----------------------------------------------------------------------------------------------------------
    106495     1317 N. 25th Street,                      Sheboygan      Rindt Enterprises, Inc., a
               Sheboygan, WI  53081                                     Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
    106426     Route 45 South, Eldorado, IL              Saline         Scot Lad Foods, Inc., a Wisconsin
               62930                                                    corporation
-----------------------------------------------------------------------------------------------------------
     2008      4501 Peters Road, Evansville, IN          Vanderburgh    Scot Lad Foods, Inc., a Wisconsin
               47711                                                    corporation
-----------------------------------------------------------------------------------------------------------
     3413      6916 Nelson Road, Fort Wayne, IN          Allen          Scot Lad Foods, Inc., a Wisconsin
               46803                                                    corporation
-----------------------------------------------------------------------------------------------------------
   20160121    1100 Prosperity Road, Lima, OH            Allen          Scot Lad-Lima, Inc., an
               45801                                                    Ohio corporation
-----------------------------------------------------------------------------------------------------------
               1350 Wolohan Drive, Ashland, KY           Boyd           Cardinal Foods, Inc., a Delaware
                                                                        corporation
-----------------------------------------------------------------------------------------------------------
               12 acre vacant parcel, Oshkosh, WI        Winnebago      Jondex Corp., a
                                                                        Wisconsin corporation
-----------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------
 STORE #                 LOCATION                         COUNTY           RECORD OWNER
-----------------------------------------------------------------------------------------------------------
               17 acre vacant parcel, Kenosha, WI        Kenosha        Jondex Corp., a
                                                                        Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
               Lake County parcels, Delafield, WI        Waukesha       Jondex Corp., a
                                                                        Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
               1350/1390 Royale Mile Rd.,                Waukesha       Jondex Corp., a
               Oconomowoc, WI                                           Wisconsin corporation
-----------------------------------------------------------------------------------------------------------
               7 acre vacant parcel, Wellston, OH        Jackson        Jondex Corp., a Wisconsin
                                                                        corporation
-----------------------------------------------------------------------------------------------------------

                    Schedule 3.7 - Existing Letters of Credit
                    -----------------------------------------


-------------------------------------------------------------------------------------------------------------------------
Issuing Bank           Beneficiary        Expiration Date       Amount                       Purpose
-------------------------------------------------------------------------------------------------------------------------
Bank One,              Bank One,             5/31/03            $630,000         Secured obligations to vendor - Direct
Wisconsin              Cincinnati, NA        (renewable)                         Source International, Inc.
-------------------------------------------------------------------------------------------------------------------------
Bank One, Wisconsin    Old Republic          12/19/02           $7,014,000       Secured workers' compensation
                       Insurance Company     (renewable)                         liabilities of Roundy's, Inc.
                                                                                 wholly-owned subsidiary, Badger
                                                                                 Assurance, Ltd.
-------------------------------------------------------------------------------------------------------------------------
Bank One, Wisconsin    Fireman's Fund        12/01/02           $1,940,000       Security to support deductible portion
                       Insurance Company                                         of liability insurance
-------------------------------------------------------------------------------------------------------------------------

                          Schedule 5.15 - Subsidiaries
                          ----------------------------



-----------------------------------------------------------------------------------------------------------------------------------
NAME                                                JURISDICTION OF                 PERCENTAGE OF CAPITAL STOCK OWNED
                                                    INCORPORATION                   (and who it is owned by)
-----------------------------------------------------------------------------------------------------------------------------------
Roundy's, Inc.                                      Wisconsin                       100% (Roundy's Acquisition Corp.)
-----------------------------------------------------------------------------------------------------------------------------------
Badger Assurance Ltd.                               Bermuda                         100% (Roundy's, Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
Cardinal Food, Inc.                                 Delaware                        100% (Scot Lad Foods, Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
The Copps Corporation                               Wisconsin                       100% (Roundy's, Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
Holt Public Storage, Inc.                           Wisconsin                       100% (Roundy's, Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
Insurance Planners, Inc.                            Wisconsin                       100% (Ropak Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
I.T.A., Inc.                                        Wisconsin                       100% (Roundy's, Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
Jondex Corp.                                        Wisconsin                       100% (Roundy's, Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
Kee Trans, Inc.                                     Wisconsin                       100% (Roundy's, Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
Mega Marts, Inc.                                    Wisconsin                       100% (Roundy's, Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
The Midland Grocery Company                         Ohio                            100% common stock (Shop-Rite, Inc.); 100%
                                                                                    preferred stock (Cardinal Foods, Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
Midland Grocery of Michigan, Inc.                   Michigan                        100% (Roundy's, Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
Pick `n Save Warehouse Foods, Inc.                  Wisconsin                       100% (Ropak Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
Rindt Enterprises, Inc.                             Wisconsin                       100% (Ropak Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
Ropak Inc.                                          Wisconsin                       100% (Roundy's, Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
Scot Lad Foods, Inc.                                Wisconsin                       100% (Roundy's, Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
Scot Lad-Lima, Inc.                                 Ohio                            100% (Scot Lad Foods, Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
Shop-Rite, Inc.                                     Wisconsin                       100% (Ropak Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
Spring Lake Merchandise, Inc.                       Ohio                            100% (Scot Lad Foods, Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
Ultra Mart Foods, Inc.                              Wisconsin                       100% (Roundy's, Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
Village Market, LLC                                 Indiana                         1 Unit (Shop-Rite, Inc.), 99 Units (Scot Lad
                                                                                    Foods, Inc.)
-----------------------------------------------------------------------------------------------------------------------------------

                   Schedule 5.19(a) - UCC Filing Jurisdictions
                   -------------------------------------------

Debtor                              Jurisdiction                 Filing Office
------                              ------------                 -------------
Roundy's Acquisition Corp.          Delaware                     Secretary of State of the State of Delaware
Roundy's, Inc.                      Wisconsin                    Wisconsin Department of Financial Institutions
Cardinal Foods, Inc.                Delaware                     Secretary of State of the State of Delaware
The Copps Corporation               Wisconsin                    Wisconsin Department of Financial Institutions
Holt Public Storage, Inc.           Wisconsin                    Wisconsin Department of Financial Institutions
Insurance Planners, Inc.            Wisconsin                    Wisconsin Department of Financial Institutions
I.T.A., Inc.                        Wisconsin                    Wisconsin Department of Financial Institutions
Jondex Corp.                        Wisconsin                    Wisconsin Department of Financial Institutions
Kee Trans, Inc.                     Wisconsin                    Wisconsin Department of Financial Institutions
Mega Marts, Inc.                    Wisconsin                    Wisconsin Department of Financial Institutions
The Midland Grocery Co.             Ohio                         Secretary of State of the State of Ohio
Midland Grocery of Michigan, Inc.   Michigan                     Michigan Department of State, U.C.C. Unit
Pick `N Save Warehouse Foods, Inc.  Wisconsin                    Wisconsin Department of Financial Institutions
Rindt Enterprises, Inc.             Wisconsin                    Wisconsin Department of Financial Institutions
Ropak Inc.                          Wisconsin                    Wisconsin Department of Financial Institutions
Scot Lad Foods, Inc.                Wisconsin                    Wisconsin Department of Financial Institutions
Scot Lad Lima, Inc.                 Ohio                         Secretary of State of the State of Ohio
Shop-Rite, Inc.                     Wisconsin                    Wisconsin Department of Financial Institutions
Spring Lake Merchandise, Inc.       Ohio                         Secretary of State of the State of Ohio
Ultra Mart Foods, Inc.              Wisconsin                    Wisconsin Department of Financial Institutions
Village Market, LLC                 Indiana                      Secretary of State of the State of Indiana

                Schedule 5.19(b) - Mortgage Filing Jurisdictions
                ------------------------------------------------

                ----------------------------------------------
                                  FILING OFFICE
                ----------------------------------------------
                Clark County Register of Deeds
                517 Court Street, Room 303
                P.O. Box 384
                Neillsville, WI 54456
                ----------------------------------------------
                Portage County Register of Deeds
                1516 Church Street
                Stevens Point, WI 54481
                ----------------------------------------------
                Winnebago County Register of Deeds
                Courthouse, Room 30
                415 Jackson Street
                P.O. Box 2808
                Oshkosh, WI 54901
                ----------------------------------------------
                Taylor County Register of Deeds
                224 S. 2nd Street
                P.O. Box 403
                Medford, WI 54451
                ----------------------------------------------
                Calumet County Register of Deeds
                206 Court Street
                Chilton, WI 53014-1198
                ----------------------------------------------
                Fond du Lac County Register of Deeds
                160 S. Macy Street
                Fond du Lac, WI 54935
                ----------------------------------------------
                Iron County Register of Deeds
                300 Taconite Street
                Hurley, WI 54534
                ----------------------------------------------
                Outagamie County Register of Deeds
                410 S. Walnut Street,
                CAB 205
                Appleton, WI 54911
                ----------------------------------------------

                ----------------------------------------------
                                  FILING OFFICE
                ----------------------------------------------
                Eau Claire County Register of Deeds
                721 Oxford Avenue, Room 1310
                P.O. Box 718
                Eau Claire, WI 54703
                ----------------------------------------------
                Price County Register of Deeds
                126 Cherry
                Phillips, WI 54555
                ----------------------------------------------
                Wood County Register of Deeds
                400 Market Street
                P.O. Box 8095
                Wisconsin Rapids, WI 54494
                ----------------------------------------------
                Waukesha County Register of Deeds
                1320 Pewaukee Road
                Room 110
                Waukesha, WI 53188
                ----------------------------------------------
                Green County Register of Deeds
                1016 16th Avenue
                Courthouse
                Monroe, WI 53566
                ----------------------------------------------
                Milwaukee County Register of Deeds
                901 N. 9th Street, Room 103
                Milwaukee, WI 53233
                ----------------------------------------------
                La Porte County Recorder
                813 Lincolnway, Suite 206
                La Porte, IN 46350
                ----------------------------------------------
                Muskegon County Register of Deeds
                County Building
                Muskegon, MI 49442
                ----------------------------------------------

                ----------------------------------------------
                                  FILING OFFICE
                ----------------------------------------------
                Ottawa County Register of Deeds
                414 Washington Avenue, Room 305
                Grand Haven, MI 49417
                ----------------------------------------------
                Sheboygan County Register of Deeds
                508 New York Avenue, 2nd Floor
                P.O. Box 416
                Sheboygan, WI 53081-0416
                ----------------------------------------------
                Saline County Recorder
                10 E. Poplar Street
                Harrisburg, IL 62946
                ----------------------------------------------
                Vanderburgh County Recorder
                231 City-County Building
                1 NW Martin Luther King Jr. Boulevard
                Evansville, IN 47708
                ----------------------------------------------
                Allen County Recorder
                1 E. Main Street
                City County Building, Room 206
                Fort Wayne, IN 46802
                ----------------------------------------------
                Boyd County Clerk
                Courthouse
                2800 Louisa Street
                Catlettsburg, KY 41129
                ----------------------------------------------
                Kenosha County Register of Deeds
                1010 56 Street
                Kenosha, WI 53140
                ----------------------------------------------
                Jackson County Recorder
                Courthouse
                226 E. Main Street
                Jackson, OH 45640
                ----------------------------------------------

                    Schedule 8.2(d) - Existing Indebtedness
                    ---------------------------------------

Capital Leases
--------------

-------------------------------------------------------------------------------------------------------------------
    Store Location       Landlord         Term       Rent Years        Rent Years     Rent Years       Rent Years
                                                        1-5               6-10         11-17.5           17.5-20
-------------------------------------------------------------------------------------------------------------------
Plover                  Rice            1/7/00-        $331,500        $331,500        $338,300          $338,300
                        Enterprises     1/6/20
-------------------------------------------------------------------------------------------------------------------
Stevens Point           RBR Joint       8/6/98-        $363,240        $375,092        $394,854          $405,907
                        Venture         8/6/18
-------------------------------------------------------------------------------------------------------------------
Appleton-West           WAC, LLC        12/16/97-      $480,000        $480,000        $500,000          $500,000
                                        12/15/17
-------------------------------------------------------------------------------------------------------------------
Madison-Shopko          Koeller Road    5/18/99-       $458,250        $458,250        $471,500          $471,500
                        Partners, LLP   5/17/19
-------------------------------------------------------------------------------------------------------------------


Long Term Debt
--------------
Note Payable to Jack Bonser                 10% due 2006               $143,222
Note Payable to Jack Bonser                 10% due 2006                 51,152

                        Schedule 8.3(f) - Existing Liens

The following described UCC financing statements:

1. Filing No. 207847 filed on February 21, 1972 with the Wisconsin Secretary of State, naming Midwest General Merchandise Inc., Debtor and General Electric Company, Secured Party;

2. Filing No. 01946483 filed on April 14, 2000 with the Wisconsin Secretary of State, naming Roundy's Inc., Debtor and Noritsu America Corporation, Secured Party;

3. Filing No. 01946483 filed on April 14, 2000 with the Wisconsin Secretary of State, naming Ultra Mart Foods, Inc., Debtor and Noritsu America Corporation, Secured Party;

4. Filing No. 612699 filed on June 14, 1982 with the Wisconsin Secretary of State, naming The Copps Corporation, Debtor and General Electric Company, Secured Party;

5. Filing No. 02039961 filed on February 28, 2001 with the Wisconsin Secretary of State, naming The Copps Corporation, Debtor and Wells Fargo Financial, Secured Party;

6. Filing No. 02039977 filed on February 28, 2001 with the Wisconsin Secretary of State, naming The Copps Corporation, Debtor and Wells Fargo Financial, Secured Party;

7. Filing No. 1535794 filed on September 25, 1995 with the Wisconsin Secretary of State, naming Rindt Enterprises, Inc., Debtor and Norwest Bank, N.A., Secured Party (payment of the underlying Indebtedness anticipated on or about June 28, 2002);

8. Filing No. 01940537 filed on March 28, 2000 with the Wisconsin Secretary of State, naming Rindt Enterprises, Inc., Debtor and Norwest Bank, N.A., Secured Party (payment of the underlying Indebtedness anticipated on or about June 28, 2002);

9. Filing No. E40152 filed on May 22, 1973 with the Ohio Secretary of State, naming American Merchandising Associates, Inc. (n/k/a Spring Lake Merchandise, Inc.), Debtor and General Electric Company, Secured Party;

10. Filing No. G22177 filed on February 18, 1975 with the Ohio Secretary of State, naming American Merchandising Associates, Inc. (n/k/a Spring Lake Merchandise, Inc.), Debtor and General Electric Company, Secured Party; and

11. Filing No. 11947 filed on May 22, 1973 with the Ohio Secretary of State, naming American Merchandising Associates, Inc. (n/k/a Spring Lake Merchandise, Inc.), Debtor and General Electric Company, Secured Party.

                           Schedule 8.8 - Investments
                           --------------------------

Partnership and LLC Investments:
-------------------------------

State Street Limited Partnership - Agreement of Limited Partnership of State Street Limited Partnership dated 11/18/82, as amended 12/14/82. Jondex Corp. is a limited partner holding 34.4% of the partnership (original capital contribution of $275,000)

Clintonville Land Co. LLC - Limited liability company organized under Wisconsin law 9/11/98. Jondex Corp. is Managing Member holding a 50% undivided interest.


Stock Investments:
-----------------

Valley Baker stock - Roundy's Inc. (5 shares) plus Certificates of Indebtedness Valley Baker stock - Shop Rite, Inc. (5 shares) plus Certificates of
  Indebtedness
Valley Baker stock - Copps' Retail (500 shares)
SuperValu stock - Copps' Retail (20 shares)
Fleming Co. - Copps' Retail (1 share)
Schutz Sav-O - Copps' Retail (1 share)
Wal-Mart-Copps' Retail (2 shares)
K-Tel - Copps' Retail (235 shares)
Shurfine Stock - Roundy's (1 share of Class A and 1,783 shares of Class B) Greater Muskegon Industrial Fund (100 shares)
Grocers Fixtures Co-op (5 shares)

                       Schedule 8.10 - Affiliate Contracts

State Street Limited Partnership entered into a lease with Shop-Rite, Inc. (now assigned to Jondex Corp.) dated 12/6/82 for 240 months. This property has been sublet to an independent operator.

                   Schedule 8.13 - Negative Pledge Agreements

1.   See Capital Leases on Schedule 8.2 Indebtedness

            Schedule 8.14 - Restrictions on Subsidiary Distributions

Restrictions contained in the Securities Purchase Agreement, dated June 6, 2002, by and among Holdings and Willis Stein & Partners III, L.P., Willis Stein & Partners III-C, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P., each a Delaware limited partnership, as amended, restated, supplemented or otherwise modified from time to time in a manner not materially adverse to the Agent and the Lenders.